SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COLLECTORS UNIVERSE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 24, 2019

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2019 Annual Meeting of Stockholders of Collectors Universe, Inc., which will be held on Tuesday, December 3, 2019 at 10:00 A.M., Pacific Time, at our principal offices, at 1610 East St. Andrews Place, Suite 150, Santa Ana, California 92705.

We have elected to provide our stockholders with access to our proxy materials, and to our Annual Report for our fiscal year ended June 30, 2019 (the “2019 Annual Report”), over the Internet under the Securities and Exchange Commission’s rules. These rules allow us to make our stockholders aware of the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, which provides instructions for how stockholders may access the full set of proxy materials and our 2019 Annual Report through the Internet or by requesting that printed proxy materials be delivered to them by mail. We believe that this process will enable us to provide our stockholders with the proxy materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and, at the same time, significantly reducing the environmental impact of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible using one of the voting methods described in the Notice of Internet Availability of Proxy Materials. You will be able to vote your shares over the Internet, by telephone or, if you request that printed proxy materials be mailed to you, by completing and returning, by mail, the proxy or voting instruction card that is included as part of the proxy materials mailed to you. Please review the instructions with respect to your voting options described in the Notice of Internet Availability of Proxy Materials that you receive by mail as well as in the accompanying Proxy Statement.

At the time you vote your shares, please also let us know if you plan to attend our Annual Meeting in person, by indicating your plans, when prompted, if you are voting on the Internet or by telephone, or by marking the appropriate box on the enclosed proxy or voting instruction card.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible.

Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.

Sincerely,

Joseph J. Orlando President & Chief Executive Officer

COLLECTORS UNIVERSE, INC.

1610 East St. Andrews Place, Suite 150

Santa Ana, California 92705

_______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on Tuesday, December 3, 2019

_______________________

To the Stockholders of Collectors Universe, Inc.:

The 2019 Annual Meeting of Stockholders of Collectors Universe, Inc. (the “Annual Meeting”) will be held at our principal offices, at 1610 East St. Andrews Place, Suite 150, Santa Ana, California 92705, on Tuesday, December 3, 2019, at 10:00 A.M., Pacific Time, for the following purposes:

(1)

Election of Directors. To elect the following five nominees to serve as the Company’s directors until our 2020 Annual Meeting of Stockholders and until their successors are elected and have qualified to serve:

Deborah A. Farrington	Joseph J. Orlando
Joseph R. Martin	Bruce A. Stevens
A. J. “Bert” Moyer

(2)

Ratification of the Appointment of our Independent Registered Public Accounting Firm. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020; and

(3)

Advisory Vote on the Compensation of our Named Executive Officers in Fiscal Year 2019. To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers for the fiscal year ended June 30, 2019; and

Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of each of the five director nominees named above; “FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020; and “FOR” approval, by non-binding advisory vote, of the compensation of our named executive officers in fiscal year 2019.

Additional information regarding these matters is contained in the accompanying Proxy Statement, which stockholders are urged to read. Only stockholders of record at the close of business on October 11, 2019 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
Bruce A. Stevens
Chairman of the Board

Santa Ana, California

October 24, 2019

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail and the section entitled “How May I Vote?” in the accompanying Proxy Statement or, the instructions on the proxy card enclosed with the printed copy of the proxy material. The approximate date of mailing of the Notice of Internet Availability of Proxy Materials is October 24, 2019.

COLLECTORS UNIVERSE, INC.

1610 East St. Andrews Place, Suite 150

Santa Ana, California 92705

_______________________

PROXY STATEMENT

_______________________

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, DECEMBER 3, 2019

_______________________

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Collectors Universe, Inc., a Delaware corporation, for use at our 2019 Annual Meeting of Stockholders to be held on Tuesday, December 3, 2019, at 10:00 A.M., Pacific Time, at our principal offices, at 1610 East St. Andrews Place, Suite 150, Santa Ana, California 92705. This Proxy Statement will be available to our stockholders, on the internet at https://materials.proxyvote.com/19421r, beginning on Thursday, October 24, 2019. As a matter of convenience, in this Proxy Statement we will refer to Collectors Universe, Inc. as the “Company,” “we,” “us” or “our” and our 2019 Annual Meeting of Stockholders as the “Annual Meeting” or the “Meeting”.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND
THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT
AND PROVIDE US WITH YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

Who May Vote at the Annual Meeting?

The shares of the Company’s common stock, $0.001 par value, constitute the only outstanding class of voting securities of the Company. Only stockholders of record at the close of business on October 11, 2019 (the “Record Date”) are entitled to notice of and to vote by providing us with their voting instructions on the internet, by telephone or by mailing us a proxy or voting instruction card, or attending the Annual Meeting in person. On the Record Date, a total of 8,985,147 shares of our common stock were outstanding and entitled to be voted at the Annual Meeting.

Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. If, in that event, you want all of your votes to be counted, please be sure to vote in each of those capacities.

What is the Quorum Requirement for the Annual Meeting?

No business may be transacted at the Annual Meeting unless a quorum is present at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions, withhold authority votes and broker non-votes are counted as present for purposes of determining a quorum. If a quorum is not present, the Annual Meeting may be adjourned to a later date to provide more time to obtain additional proxies in order to meet the quorum requirement.

What do I Need to Know if I Plan to Attend the Annual Meeting in Person?

You are entitled to attend the Annual Meeting in person only if you were a record holder of our common stock as of the Record Date, or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-serve basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in “street name”), you should provide proof of your beneficial ownership of shares of our common stock as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card you received from your broker, bank, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other applicable procedures outlined above, you will not be admitted to the Annual Meeting.

Please let us know if you plan to attend the Annual Meeting in person (i) by marking the appropriate box on the enclosed proxy card (if proxy materials were mailed to you, or (ii) if you will be voting over the Internet or by telephone, by indicating your plans when prompted to do so.

How Many Votes do I Have?

You are entitled to one vote for each share of the Company’s common stock owned by you on October 11, 2019:

●	in the election of each of the five director nominees (Proposal 1);

●	on the proposal to ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending June 30, 2020 (Proposal 2);

●	on the proposal to approve, by a non-binding advisory vote, the compensation of our named executive officers in fiscal 2019 (Proposal 3); and

●	on any other matter upon which a vote may properly be taken at the Annual Meeting.

In the election of directors, there is no cumulative voting. As a result each stockholder will be entitled, for each share of common stock that the stockholder owned as of the Record Date, to cast one vote for a single nominee for each of the five positions on the Board of Directors.

In order to vote, you must (i) designate another person or persons (a “proxyholder” or “proxyholders”) to vote your shares on your behalf at the Annual Meeting, over the internet, by telephone or by returning your signed and dated proxy or voting instruction card by mail, or (ii) attend the Annual Meeting and vote your shares in person. The Board of Directors requests your proxy or voting instructions so that your shares will count toward a quorum and will be voted at the Annual Meeting in accordance with your instructions. Even if you designate a proxyholder to vote your shares on your behalf, you may attend the Annual Meeting and vote your shares in person, including in a manner different than your earlier voting instructions. Even if you plan to attend and vote your shares in person at the Annual Meeting, to ensure that your votes are counted, we encourage you to vote your shares via the internet or by telephone or by returning your completed proxy or voting instruction card by mail, just in case your plans change and you are not able to attend the Annual Meeting in person as you had intended.

How Will the Board Vote My Shares?

Record Holders of our Common Stock

A properly executed proxy card that is received by us, or voting instructions that are communicated to us via the internet or by telephone, by a record stockholder, and that are not revoked, prior to the Annual Meeting, will be voted in accordance with your voting instructions as set forth on the proxy card or communicated over the internet or by telephone. If you return a properly executed proxy or voting instruction card to us or vote via the Internet or by telephone, but fail to provide specific instructions as to how your shares should be voted, then, your shares will be voted “FOR” the election of each of the director nominees named in Notice of Annual Meeting (Proposal No. 1); “FOR” ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending June 30, 2020 (Proposal 2); and “FOR” approval, by a non-binding advisory vote, of the compensation of the named executive officers in fiscal 2019 (Proposal No. 3).

If any other matters are presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by your proxy will be voted on such matters in accordance with the judgment of the proxyholders named on the proxy card or voting instruction form.

Beneficial (or “Street Name”) Holders of our Common Stock

However, if your shares are held in a brokerage account or by a bank, trustee or nominee, please read the information below under the caption “What if I Hold My Shares Through a Broker or Other Nominee?” regarding the actions that you will need to take to ensure that your shares are voted.

What is the Required Vote to Approve the Proposals Being Considered at the Annual Meeting?

Proposal No. 1 - Election of Directors

Our Board of Directors has adopted a majority-voting standard for uncontested director elections. This means that for a director to be elected in an uncontested election, he or she must receive a majority of the shares cast (that is, actually voted) in the election of directors. An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected. By contrast, in a contested election, directors will be elected by a plurality of the votes cast by the shares present in person or by proxy and entitled to vote in the election of directors. Shares voted as “withhold authority” for a nominee for director will count as votes cast in the election of directors, but any broker non-votes will not be counted as votes cast whether that election is uncontested or contested.

In accordance with the Company's majority vote standard, if any nominee fails to receive a majority of the votes cast in the election, he or she will be required to submit an offer of resignation to the Board, which will have the right, in its discretion, to accept or reject that offer of resignation. If the Board accepts the resignation, it may either correspondingly reduce the authorized number of directors or appoint another person to fill the vacancy created by the resignation. If the Board decides, instead, to reject the resignation, then, the nominee would continue to serve as a director until the next annual stockholders meeting and, in that event, the Board would be required to publicly disclose the reasons why it decided to reject the resignation of the nominee.

Proposal No. 2 – Ratification of the Appointment of Independent Registered Public Accountants for Fiscal 2020

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending June 30, 2020. Abstentions will have the same effect as votes cast against this Proposal. Because this is a “routine” proposal on which brokers or other nominee holders may vote without voting instructions from the beneficial owners of the shares, we do not expect any broker non-votes with respect to this Proposal. See the discussion below under the captions “What if I Hold My Shares through a Broker or Other Nominee?” and “What are Broker Non-Votes and How Will They Affect the Outcome of the Voting at the Annual Meeting?”

Proposal No. 3 – Approval by Non-Binding Advisory Vote of the Compensation of our Named Executive Officers in Fiscal 2019

The affirmative vote of the holders of a majority of the shares that are entitled to vote, and are present in person or by proxy, at the Annual Meeting is required to approve, on a non-binding advisory basis, the compensation of our named executive officers in fiscal 2019, as described in this Proxy Statement. Abstentions will have the same effect as votes cast against this Proposal. However, broker non-votes will not be counted, and will have no effect on the outcome of the voting, on this Proposal.

How May I Vote?

Record Holders of our Common Stock

Voting by Internet or over the Telephone. You can vote your shares over the Internet or by telephone by following the instructions that are contained in the Notice of Internet Availability of Proxy Materials (the “Availability Notice”) that has been mailed to you. Internet and telephone voting are available 24 hours a day until 11:59 P.M. Pacific Time on Monday, December 2, 2019. To vote via the Internet, visit www.proxyvote.com and follow the instructions on that website. To vote by telephone, use a touch-tone phone to call the toll free number set forth on the Availability Notice, which is 1-(800) 690-6903, and then follow the voice prompts. Our Internet and telephone voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Availability Notice, or which, if you are the beneficial owner of any shares, may be obtained from your broker or other nominee holder of your shares. If you vote over the Internet or by telephone, you do not need to return your proxy card.

Voting by Mail. If you request proxy materials to be mailed or emailed to you, you can vote by mail by following the instructions provided on the proxy card that is included as part of those materials. If you hold shares in “street name” and request to receive printed proxy materials by mail, you can vote by mail by taking the actions outlined in the voting instruction card provided to you by your broker, bank, trustee or nominee holder. In order to be effective, completed proxy cards must be received by no later than 9:00 A.M. Pacific Time on Tuesday, December 3, 2019. If you vote by mail, simply mark your proxy or voting instruction card, date and sign it, and return it in the postage-prepaid business reply envelope provided with this Proxy Statement. If you fail to sign your proxy or voting instruction card, your shares cannot be voted, unless you vote thereafter and prior to December 3, 2019 over the Internet or by telephone or by attending the Annual Meeting and voting your shares in person.

Voting in Person at the Annual Meeting. Whichever voting method you use, you may still vote at the Annual Meeting if you decide to attend in person. However, if your shares are held for you in “street name” (that is by a broker, bank or nominee holder), you must obtain a proxy, executed in your favor, from the broker, bank or other nominee holder of your shares in order to vote in person at the Annual Meeting.

Beneficial (or “Street Name”) Holders of our Common Stock

If your shares are held in a brokerage account or by a bank, trustee or nominee, please read the information below under the caption “What if I Hold My Shares Through a Broker or Other Nominee?” regarding the actions that you will need to take to ensure that your shares are voted.

Voting on Other Matters. If other matters are properly presented for a vote of the stockholders at the Annual Meeting, the Board of Directors will have discretion to determine how shares for which proxies or voting instructions have been received will be voted on such matters. As of the date of this Proxy Statement, we do not know of any other matters to be presented for a vote of the stockholders at the Annual Meeting.

All shares that are properly voted by a stockholder, whether over the Internet or by telephone or mail, and not properly revoked, will be voted at the Annual Meeting in accordance with the stockholder’s voting instructions or, if a stockholder does not provide voting instructions, then in accordance with the recommendations of the Board of Directors.

What if I Hold My Shares Through a Broker, Bank or Other Nominee Holder?

If your shares are held in a brokerage account or by a bank or other nominee holder, you are deemed to be a beneficial owner of your shares and to hold your shares in “street name”. In that event, your broker, bank or other nominee holder is considered to be the record owner of your shares. Under rules applicable to securities brokerage firms, a broker who holds shares in “street name” for a customer does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from the customer. At this year’s Annual Meeting, the non-routine proposals consist of the election of directors (Proposal 1) and the advisory vote on the approval of the compensation of our named executive officers in fiscal 2019 (Proposal 3). On the other hand, a broker may vote a customer’s shares on certain “routine” proposals if the broker has transmitted proxy-soliciting materials to the beneficial owner but has not received voting instructions from that owner on such proposals. At this year’s Annual Meeting, there will be only one routine proposal, which is the ratification of the appointment of our independent registered public accountants for fiscal 2020 (Proposal 2).

As a beneficial owner of your shares, you should expect to receive a voting instruction card from your broker, bank or other nominee holder. You must follow the instructions on that instruction card in order to ensure that your shares will be voted according to your wishes. If you do not receive a voting instruction card, you should contact your broker, bank or other nominee holder to determine how to have your shares voted.

What are Broker Non-Votes and How Will They Affect the Outcome of the Voting at the Annual Meeting?

If a broker does not receive voting instructions from its customer, the broker may exercise discretion to vote the customer’s shares on any routine proposal, such as the ratification of the appointment of a company’s independent registered public accounting firm. On the other hand, without voting instructions from its customer, a broker may not vote the customer’s shares on any non-routine proposal submitted to a vote of the stockholders and, in that event, the customer’s shares will be deemed to constitute “broker non-votes” with respect to that proposal.

Broker non-votes will count in determining whether the quorum required for the transaction of business is present, in person or by proxy, at the Annual Meeting. However, broker non-votes will not be counted as having been voted, and, therefore, will not affect the outcome of the voting, on the election of directors (Proposal 1) or the approval, on a non-binding advisory basis, of the compensation of our named executive officers in fiscal 2019 (Proposal 3). By contrast, because the proposal to ratify the appointment of the independent registered public accounting firm (Proposal 2) is a routine proposal, all shares voted by brokers on that Proposal will be counted and, as a result, there will be no broker non-votes with respect to that Proposal.

What will be the Effect of Abstentions at the Annual Meeting?

Shares voted “Abstain” on any Proposal will be treated as an abstention with respect to that Proposal. We will treat abstentions as follows:

●

Abstention shares will be treated as not voting for purposes of determining the outcome of the voting on any Proposal for which the minimum vote required for approval of the Proposal is a majority (or some other percentage) of the votes actually cast and, therefore, such abstentions will have no effect on the outcome of the voting on the Proposal.

●

Abstention shares will have the same effect as votes against a Proposal if the minimum vote required for approval of the Proposal is a majority (or some other percentage) of all of the outstanding shares that are entitled to vote on the Proposal.

Abstentions will have no effect on the outcome of the voting on any of the three Proposals that will be presented for a vote of the stockholders at this year’s Annual Meeting, because approval of each of those Proposals requires the affirmative vote of a majority of the shares that are present in person or by proxy and are voted on those proposals.

How Can I Revoke Earlier Voting Instructions?

If you are the record owner of your shares and, after you have voted on the Internet or by phone or returned your completed proxy or voting instruction card, you decide to change your vote, you may do so by taking any one of the following actions:

●

Sending a written notice that you are revoking your prior vote addressed to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280 Newport Beach, California 92658. To be effective, the notice of revocation must be received by the Company by no later than 9:00 A.M. Pacific Time on December 3, 2019.

●

Giving us another proxy (by mail, over the Internet or by telephone) at a later date than the earlier proxy you have chosen to revoke. To be effective, that later proxy must be received by the Company at or before 11:59 P.M. Pacific Time on December 2, 2019. If you return a later proxy by mail, but you fail to date or to sign that later proxy, however, that later proxy will not be treated as a revocation of your earlier proxy and your shares will be voted in accordance with the instructions on your earlier proxy or in accordance with the recommendations of the Board of Directors (in the event you failed to specify voting instructions on that earlier proxy).

●	Attending and voting in person at the Annual Meeting in a manner different than the instructions contained in your earlier proxy or that had been transmitted by you over the Internet or by telephone.

However, if your shares are held by a broker, bank or other nominee holder, and you want to change the voting instructions you have previously given to the broker, bank or other nominee holder, you will need to contact your broker, bank or nominee holder to determine the actions you will need to take to change your previous vote.

Who Will Bear the Cost of this Proxy Solicitation?

The cost of soliciting proxies from stockholders will be paid by us. In addition, following the mailing of the Availability Notice, our directors, officers and regular employees may solicit proxies by mail, telephone, e-mail or in person, but will not receive any compensation from us for doing so. Brokerage firms, banks, trustees and other nominees holding shares of our common stock of record will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith. In addition, we may use the services of individuals or companies we do not regularly employ, such as a proxy solicitation firm, in connection with the solicitation of proxies if management determines that it is advisable to do so, the charges for which will be borne by us.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results with respect to each Proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days after the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once we know them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information, as of October 11, 2019, regarding the shares of our common stock that were owned by (i) persons known by us to own beneficially more than 5% of our outstanding shares, (ii) the incumbent directors and the nominees for election to the Board of Directors at the upcoming Annual Meeting, (iii) the Company’s named executive officers, and (iv) all of the Company’s directors and executive officers as a group.

	Shares Beneficially Owned(1)(2)
	Number		Percent of Class

Renaissance Technologies, LLC
Renaissance Technologies Holding Corporation	710,419	(3)	7.9%
800 Third Avenue New York NY 10022

Joseph J. Wallace	94,841		1.1%
A. J. “Bert” Moyer	62,161		*
Bruce A. Stevens	40,424		*
Joseph J. Orlando	18,143		*
Deborah A. Farrington	15,026		*
Joseph R. Martin	13,397		*
All Directors and Executive Officers as a group (6 persons)	243,992		2.7%

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Under those rules and for purposes of the table above (i) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; and (ii) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in share ownership totals for each of those persons.

(2)

Unless otherwise indicated in the footnotes below, the persons named in the above table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(3)

According to a report jointly filed with the SEC by Renaissance Technologies, LLC (“RTC”) and Renaissance Technologies Holding Corporation, majority owner of RTC (“RTC Holdings”), RTC and RTC Holdings have sole voting and dispositive power with respect to 697,282 of these shares, and shared dispositive power with respect to 15,699 of these shares. The report also states that certain funds and accounts managed by RTC have the right to receive dividends on and proceeds from the sale of the shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The authorized number of directors is five. Directors are elected to serve for a term of one year or until their successors are elected and duly qualified. Currently, there are five directors whose term of office will end at the conclusion of the Annual Meeting on December 3, 2019.

The Board of Directors has nominated, for election at the Annual Meeting, the five nominees named below to serve as the Company’s directors for a term of one year ending on the date of the 2020 Annual Stockholders Meeting and until their successors are elected and qualified. All of those five nominees are presently directors of the Company and were elected to the Board of Directors by the Company’s stockholders at last year’s annual meeting of stockholders. All of the nominees have consented to serve, if elected.

Unless authority to vote has been withheld, proxies and voting instructions received by us from our stockholders will be voted by named proxyholders at the Annual Meeting for the election of all five of those nominees.

The Board of Directors has no reason to believe that any of the nominees for election to the Board at the upcoming Annual Meeting will become unavailable to serve. However, if any nominee becomes unavailable to serve on the Board for any reason before the Annual Meeting, the proxies received by us will be voted for the election of such substitute nominee as shall be designated by the Board of Directors or, in the alternative, the Board may reduce the authorized number of directors, rather than leaving a vacancy on the Board.

Director Nominees

The names and certain information, as of October 11, 2019, concerning the nominees for election as directors are set forth below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED BELOW

Nominees	Age	Director Since	Principal Occupation

Deborah A. Farrington	69	2003	General Partner of StarVest Partners, L.P.
Joseph R. Martin	72	2013	Private Investor
A. J. “Bert” Moyer	75	2003	Business Consultant and Private Investor
Joseph J. Orlando	48	2017	President and Chief Executive Officer of the Company
Bruce A. Stevens	77	2006	Business Consultant and Private Investor

Deborah A. Farrington is a founder and President of StarVest Management, Inc. and is, and since 1999 has been, a general partner of StarVest Partners, L.P., a venture capital fund that invests primarily in emerging software and business services companies. From 1993 to 1997, Ms. Farrington was President and Chief Executive Officer of Victory Ventures, LLC, a New York-based private equity investment firm. Also during that period, she was a founding investor and Chairman of the Board of Staffing Resources, Inc., a diversified staffing company. Prior to 1993, Ms. Farrington held management positions with Asian Oceanic Group in Hong Kong and New York, Merrill Lynch & Co. Inc. and the Chase Manhattan Bank. Ms. Farrington was Lead Director and Chair of the Compensation Committee of NetSuite, Inc., a New York Stock Exchange-listed company, until its sale to Oracle Corporation in November 2016 for $9.4 billion. Ms. Farrington is a member of the boards of directors of Ceridian HCM Holdings, Inc. (NYSE: “CDAY”) and Chair of its Corporate Governance and Nominating Committee and a member of its Audit Committee and of NCR, Inc. (NYSE: “NCR”) and a member of its Audit Committee. Representing StarVest, she serves on the boards of directors of Crowd Twist, Inc., Ramp, Inc., Snag Holdings, Inc. and Xignite, Inc., all of which are private companies. She is a graduate of Smith College, where she is a member of its Board of Trustees and Chair of its Investment Committee with responsibility for overseeing its $2 billion endowment. Ms. Farrington earned an MBA from the Harvard Business School. We believe that Ms. Farrington brings valuable experience and insight to our Board of Directors, having helped to finance and serve as a director of numerous emerging growth companies. She also is knowledgeable with respect to and plays a key role in the formulation and evaluation of the Company’s executive compensation programs and has served as Chairperson of our Compensation Committee since joining our Board of Directors in 2003.

Joseph R Martin is, and since 2006 has been, Chairman of the Board of Directors of Brooks Automation, the leading worldwide provider of innovative and comprehensive sample lifecycle management solutions for the life sciences industry, and a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets, listed on the NASDAQ Stock Exchange. Mr. Martin also serves on the board of directors of Allegro Microsystems, a leader in developing, manufacturing, and developing high performance semiconductors, and Bionik Labs, a global healthcare company on a mission to supply quality-of-life solutions to those with movement impairments. Until his retirement in 2006, Mr. Martin was Co-Chairman of Fairchild Semiconductor, a NYSE company and also served as the Vice Chairman of its Board of Directors. In addition to Fairchild Semiconductor, he also served on the board of directors of Soitec until 2017, a French EURONEXT company that designs and manufactures innovative semiconductor materials, and ChipPac, Inc., a NASDAQ listed company, until 2001. In 2000, CFO Magazine awarded Mr. Martin the CFO of the Year award for turnaround operations. Mr. Martin is on the Board of Trustees at Embry-Riddle Aeronautical University, where he earned a BS degree and was awarded a PhD.H, and he also earned an MBA from the University of Maine. Mr. Martin holds an Executive Masters Professional Certification from the American College of Corporate Directors, a director education and credentialing organization. We believe that, as a result of his significant corporate director experience and his extensive international business experience, Mr. Martin adds valuable strategic and managerial experience on the Board.

A. J. “Bert” Moyer has been a business consultant and private investor since April 2002. From March 1998 until February 2000, he served as Executive Vice President and Chief Financial Officer of QAD, Inc., a leading provider of enterprise resource planning software applications for global manufacturing companies. Between September 2000 and February 2002, Mr. Moyer was engaged as a consultant to QAD, Inc., assisting in the Sales Operations for the Americas Region. He served as President of the commercial division of the Profit Recovery Group International, Inc. from March until July 2000. Prior to joining QAD, Inc. in 1998, Mr. Moyer was Chief Financial Officer of Allergan, a publicly traded specialty pharmaceutical company based in Irvine, California and prior to that he served as Chief Financial Officer of Western Digital, a publicly traded manufacturer of hard drives. Mr. Moyer currently serves on the boards of directors of the following public companies: CalAmp Corp. of which he also is the Chairman of the Board and MaxLinear, Inc., of which he also is the chairman of the audit committee. Mr. Moyer previously served on the boards of directors of four additional public companies, Virco Manufacturing Corporation, until October 2014, Occam Networks, Inc., until February 2011, LaserCard Corporation, until January 2011 and RedFlex Holdings, Ltd., until April 2014. Mr. Moyer holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. Mr. Moyer received his Bachelor of Science degree in Business Administration from Duquesne University and graduated from the Advanced Management Program at the University of Texas. Mr. Moyer brings a combination of managerial and financial experience and know-how to the Board, having served in both operational and financial management positions with a number of publicly traded companies. More particularly, due to his experience as a chief financial officer of publicly traded companies, he is familiar with the accounting and financial reporting requirements applicable to and the financial issues faced by public companies, making him an effective member of the Company's Audit Committee, of which he is the Chairman.

Joseph J. Orlando serves as President and Chief Executive Officer (or CEO) of the Company and has served as CEO since October 9, 2017, when he was chosen by the Board of Directors to replace Robert Deuster upon his retirement from that position. Mr. Orlando joined the Company in 1999 and in 2002 was promoted to the position of President of Professional Sports Authenticators, the Company's sports trading card authentication and grading division. In 2003, he was also appointed as President of PSA/DNA, the Company's autograph and memorabilia authentication division. Mr. Orlando has an extensive knowledge of the collectibles markets, which is valuable to the understanding by the outside Board members, of, and in evaluating and approving the Company’s strategic initiatives in, those markets. In addition, because Mr. Orlando is the Company’s President and CEO, the Board of Directors believes that his participation as a member of the Board facilitates communications between the outside Board members and management. Mr. Orlando has earned both a Bachelor’s Degree and a Law Degree.

Bruce A. Stevens is a business consultant and private investor. From 2011 until December 2017, he was the CEO of Berkshire Blanket & Home Co., which is a category leader of blankets and throws in the United States. From 2008 until September 2016, Mr. Stevens also was an Industry Partner with CSW Private Equity Investments, LLC, a private equity firm that focuses its investments on lower middle market companies that are engaged in businesses with which the partners of the firm have had operating experience. From 1985 until his retirement in January 2008, Mr. Stevens was the President and Chief Executive Officer of Steinway & Sons, a wholly owned subsidiary of Steinway Musical Instruments, Inc., which is the maker of fine pianos with manufacturing operations in the United States and Germany and operational facilities in China, Japan and the UK. He also served as a member of the board of directors of Steinway Musical Instruments, Inc. from 1996 until his retirement in January 2008. Before joining Steinway & Sons, Mr. Stevens was employed by Polaroid Corporation for nearly 18 years where he held various management positions in both its domestic and international divisions. Mr. Stevens served on the Board of Trustees at the Manhattan School of Music in New York City until July 2011. He also has served on the boards of directors of numerous industry and music education organizations, such as the Piano Manufacturers Association International, American Music Conference, Winchester Community Music School and Winchester Foundation for Educational Excellence. Mr. Stevens earned a Bachelor’s Degree in Economics from the University of Pennsylvania, and holds an Executive Masters Professional Directors’ Certification, the highest award, from the American College of Corporate Directors, which he earned by completing a minimum of 150 hours of public company director education. Having been the President and CEO of an international consumer products company, Mr. Stevens brings to the Board considerable knowledge and experience in identifying and evaluating economic and market opportunities that are available to, and the challenges faced by, the Company. This expertise has been of particular benefit to the Board when reviewing and evaluating marketing and strategic initiatives proposed by management.

Family Relationships

There are no family relationships among any of the Company’s officers or directors.

THE BOARD OF DIRECTORS

The Role of the Board of Directors

In accordance with Delaware law and the Bylaws of the Company, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and committee meetings.

Number of Directors

At the date of the Annual Meeting the authorized number of directors will be five. Our Bylaws provide that the Board is authorized to increase or decrease the authorized number of directors from time to time as it deems to be appropriate.

Attendance at Meetings

Our Board members are encouraged to prepare for and attend all meetings of the Board and the Board committees of which they are members. During the fiscal year ended June 30, 2019, the Board of Directors held a total of five meetings and all of the directors attended at least 75% of the total number of those meetings and the meetings of the Board committees on which they served during that year.

Term of Office of Directors/Annual Election of Directors

The Bylaws of the Company provide that directors are elected annually to serve for a term of one year ending at the conclusion of the Company’s next annual stockholders meeting and until their successors are duly elected. If a vacancy occurs in any Board position between annual meetings, the Board may in its discretion fill the vacancy by electing a new director to that position for a term ending at the next annual stockholders meeting or the Board may, in the alternative, reduce the authorized number of directors by one. The Board also may, at any time, increase the authorized number of directors in order to elect a new director for a term that will end at the next annual stockholders meeting.

Majority Vote Requirement for Election to the Board

Our Board of Directors has adopted a majority-voting standard for uncontested director elections. This means that, in an uncontested election, a nominee for director must receive a “majority of the votes cast” on his or her election to the Board. An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected. A “majority of the votes cast” means that the number of votes cast “FOR” the election of a nominee for director must exceed 50% of the total number of votes cast in his or her election. Shares voted as “withhold authority” to vote on the election of a nominee will, for this purpose, count as votes cast. However, broker non-votes will not be counted as votes cast. In a contested election, on the other hand, directors will be elected by a plurality of the votes cast in the election of directors. A “contested election” is an election in which the number of nominees for director is greater than the number of directors to be elected.

The election of directors at this year’s Annual Meeting will be uncontested. As a result, pursuant to our majority voting standard, any director-nominee who fails to receive a majority of the votes cast in his or her election as a director is required to deliver an offer of resignation to the Board, which will have the right, in its discretion, to accept or reject that offer of resignation. If the Board accepts the resignation, it may either appoint another person to fill the vacancy created by the resignation or correspondingly reduce the authorized number of directors. If the Board decides, instead, to reject the resignation, then, the nominee would continue to serve as a director until the next annual stockholders’ meeting, and in that event, the Board will be required to publicly disclose the reasons why it decided to reject the resignation of the director.

Director Independence and Diversity

Director Independence

The Company’s corporate governance guidelines require that the Board be comprised of at least a majority of independent directors. For a director to be considered independent, he or she must not have any direct or indirect material relationship with the Company that, in the opinion of the Nominating and Governance Committee of the Board, would interfere with the exercise of that director’s independent judgment in carrying out his or her responsibilities as a director.

The Board has determined that Ms. Farrington, and Messrs. Martin, Moyer and Stevens are independent and as a result the Board will be comprised of four independent directors and one director, Joseph J. Orlando, who is a management director.

In addition, all of the members of the Audit, Compensation and Nominating and Governance Committees, which comprise the Board’s standing committees, are independent directors. All of the members of the Audit Committee meet the heightened independence standards established by the SEC for audit committee membership and all of the members of the Compensation Committee meet the heightened independence requirements established by NASDAQ for compensation committee membership. See “—Committees of the Board of Directors” below.

Board Diversity

The Board of Directors and its Nominating and Governance Committee believe that differences in experience, knowledge, skills and viewpoints enhance the Board of Directors’ performance. Accordingly, the Nominating Committee considers such diversity in selecting, evaluating and recommending proposed Board nominees. However, neither the Board nor the Nominating and Governance Committee has implemented a formal policy with respect to the consideration of diversity in the selection of directors.

California has enacted a new law that requires all public companies (irrespective of their states of incorporation) that have their principal executive offices located in California, to have a minimum of one woman on their boards of directors by no later than December 31, 2019. The Company already has one woman director, Deborah A. Farrington, who was elected and has served as a member of the Board since 2003 and, therefore, is in compliance with this requirement. Additionally, this law requires all such companies, by no later than December 31, 2021, to increase that number to two women if they have a five-member board or to three women if they have a board comprised of six or more directors.

Board Leadership Structure and the Board’s Role in Risk Oversight

Board Leadership Structure. The Board does not have a formal policy with respect to whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the non-employee directors or management. The Board believes that it should be free to make such choices from time to time in any manner which the Board members believe is in the best interests of the Company and its stockholders. Nevertheless, since 2002, it has been the practice of the Board for the position of Chairman to be held by an independent non-employee director as an aid in the Board’s oversight of management.

The Board’s Role in Risk Oversight

In General

The responsibility for the day-to-day management of risk lies with the Company’s management. It is the Board’s role to oversee the risk management process, including its design, functioning and consistency with the Company’s overall corporate strategy. In fulfilling that oversight role, the Board focuses on the adequacy of the Company’s risk management processes and overall risk management system. The Board believes that an effective risk management system will (i) adequately identify the material risks to the Company’s business, (ii) monitor the effectiveness of risk mitigating policies and procedures, and (iii) provide input to management with respect to the risk management process.

The Board has tasked its Audit Committee to perform a number of the Board’s risk oversight responsibilities. Among other things, the Audit Committee works with management to highlight significant enterprise-wide risks, to evaluate operational plans that are designed to control and mitigate risks and to monitor and review the functioning of the risk management process at the Company. The Audit Committee also is responsible for the internal audit function, with that function reporting directly to the Audit Committee, and for overseeing the Company’s independent registered public accounting firm and reviewing reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls.

In addition to the Audit Committee, the Board’s Compensation Committee oversees management of the risks associated with the Company’s compensation plans and programs and the Nominating and Governance Committee management of any risks associated with the Company’s corporate governance policies.

Incentive Compensation Clawback Policy. As a risk management measure, the Nominating and Governance Committee recommended the adoption, and the Board of Directors adopted, an Incentive Compensation Clawback Policy, effective as of July 1, 2011. Among other things, that policy provides that, if any of the Company’s previously published financial statements are restated due to a material noncompliance with any financial reporting requirements under the federal securities laws, the Company will seek to recover the amount by which any incentive compensation paid in the previous three years to any executive officer exceeds the incentive compensation which the Audit Committee determines would have been paid to such executive officer had such compensation been determined on the basis of the restated financial statements.

Related Party Transaction Policy. The Board of Directors has adopted a Related Party Transaction Policy. One of the purposes of that Policy is to provide a formalized process for determining (i) whether the terms of any material transaction involving the Company, on the one hand, and any of its officers or directors, or any of their respective family members or associates, on the other hand, are at least as favorable to the Company as the terms of similar transactions negotiated at arms-length with persons or enterprises that have no affiliations with the Company, and (ii) whether or not any such transaction should be approved based on the particular circumstances involved.

Communications with the Board

Stockholders interested in communicating with the non-management directors as a group may do so by writing to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658, attention: Board of Directors. The Corporate Secretary will review and forward to the appropriate member or members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or its committees or that the Corporate Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the Audit Committee.

Corporate Governance Policies

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist the Board in fulfilling its duties to the Company’s stockholders. Our Board of Directors has adopted the governance policies described below, including a number of policies and practices under which our Board had operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements of the NASDAQ Listing Rules, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the Dodd Frank Wall Street Reform and Consumer Protection Act, adopted in July 2010 (“Dodd-Frank”).

In addition, each year the Nominating and Governance Committee reviews and, if it deems appropriate, recommends to the Board whether to make changes to those governance policies or principles. Some of the principal subjects covered by those policies include:

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Director qualifications, including measuring each candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account the candidate’s employment and other board commitments.

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Responsibilities of Directors, including acting in the best interests of all stockholders, rather than just to a particular constituency of stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

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Director access to management and, as necessary and appropriate, independent advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business.

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Maintaining adequate funding to retain independent advisors for the Board, as the Board deems to be necessary or appropriate, and also for its standing committees as the members of those committees deem to be necessary or appropriate.

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Director orientation and continuing education, including programs to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and corporate governance guidelines. In addition, each director is expected to participate in continuing education programs relating to developments in the Company’s business and in corporate governance.

●	Annual performance evaluations of the Board, including annual self-assessments of the performance of the members of the Board and each of its standing committees.

●	Regularly scheduled executive sessions, without management, are held by the Board. In addition, the Audit Committee meets separately with the Company’s outside auditors.

Code of Business and Ethical Conduct

We have adopted a Code of Business and Ethical Conduct (the “Code of Conduct”) for our officers, employees and directors, as well as specific ethical conduct policies and principles that apply to our Chief Executive Officer, Chief Financial Officer and other key accounting and financial personnel. A copy of our Code of Conduct is available at the Investor Relations Section of our website at www.collectorsuniverse.com. We intend to disclose, at this location on our website, any amendments to our Code of Conduct and any waivers of the requirements of that Code that may be granted to our Chief Executive Officer or Chief Financial Officer. A paper copy of the Code of Conduct will be sent, without charge, to any stockholder upon request made to the Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

Stock Ownership Guidelines

In 2012, at the recommendation of the Nominating and Governance Committee, the Board of Directors adopted stock ownership guidelines for all non-management directors and the Company’s named executive officers (who sometimes in this proxy statement will, for purposes of convenience, be referred to as our NEOs). Those guidelines established a share ownership target for each non-management director of a number of shares of Company common stock having an aggregate market value of not less than three times the director’s annual cash retainer and provides newly elected directors a period of five years to meet that target. Currently, that retainer is $45,000 and, as a result, pursuant to the stock ownership guidelines, each non-management director is expected to own at least $135,000 of Company shares, or any new director to increase his or her ownership to that amount within a period of five years. Under the stock ownership guidelines that are applicable to our NEOs, the CEO is expected to own a number of shares with an aggregate market value at least equal to three times his base annual salary and other NEOs a number of shares with an aggregate market value at least equal to two times their respective base annual salaries, or any new NEO to increase his or her ownership to his or her applicable target within a period of five years.

The Director Nominating Process

In identifying new candidates for membership on the Board, the Nominating and Governance Committee will seek recommendations from existing Board members and executive officers. In addition, the Committee will consider any candidates that may be recommended by any of the Company’s stockholders who submit recommendations to the Board in accordance with the procedures described below. The Board also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist it in identifying qualified Board candidates.

In assessing and selecting new candidates for Board membership, the Nominating and Governance Committee considers such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience, and the candidate’s reputation for integrity. When selecting a nominee from among candidates being considered by the Committee, it conducts background inquiries of and interviews with the candidates that the Committee members believe are best qualified to serve as directors. The factors that the Committee considers in making its selection of a Board nominee include: whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; the candidate’s independence, including whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of the Company to all of the stockholders, rather than just to a particular constituency of stockholders; whether the candidate’s skills and experience would add to the overall competencies of the Board; and whether the candidate has any special background or experience relevant to the Company’s business.

Stockholder Recommendations of Board Candidates. Any stockholder desiring to submit a recommendation for consideration by the Board of a candidate that the stockholder believes is qualified to be a Board nominee at any upcoming stockholders meeting may do so by submitting that recommendation in writing to the Board not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders. However, if the date of the upcoming annual stockholders meeting has been changed by more than 30 days from the anniversary date of the prior year’s annual meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for the upcoming annual meeting. In addition, the recommendation should be accompanied by the following information: (i) the name and address of the nominating stockholder and the person that the nominating stockholder is recommending for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating stockholder, his or her recommended candidate and any other stockholders known by the nominating stockholder to be supporting the nomination of that candidate; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company, between the nominating stockholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such stockholder, on the one hand, and any other person or persons (naming such other person or persons), on the other hand; (iv) such other information regarding each recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC for a meeting at which directors are to be elected; and (v) the written consent of the stockholder’s recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director. The Nominating and Corporate Governance Committee does not evaluate any candidate for nomination as a director any differently because the candidate was recommended by a stockholder. No such recommendations were received from any stockholders for this year’s Annual Meeting.

Stockholder Nominations. Our Bylaws provide that any stockholder also may nominate, at any annual meeting of stockholders, one or more candidates for election to the Board of Directors, provided that the stockholder has given written notice to the Company (addressed to the Secretary of the Company at the Company’s principal offices) of such stockholder’s intention to do so not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders. However, if the date of the annual meeting has been changed by more than 30 calendar days from the date of the prior year’s annual meeting, the proposal must be received by the Company no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or a public announcement of the date of the meeting was made, whichever comes first. Such notice must be accompanied by the same information, described in the immediately preceding paragraph, regarding such candidate or candidates to be nominated for election to the Board and the nominating stockholder. Any stockholder nomination at any annual meeting that does not comply with these Bylaw requirements shall be ineffective and disregarded. No such notice was received from any stockholder with respect to this year’s Annual Meeting, and therefore, the Board’s nominees will be the sole candidates standing for election as directors at the Annual Meeting. Accordingly, the election of directors will be uncontested.

Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of the members of those Committees qualifies as an independent director within the meaning of the NASDAQ Listing Rules; each of the members of the Audit Committee satisfy the enhanced independence requirements for audit committee membership contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and each of the members of the Compensation Committee satisfy the heightened independence requirements for compensation committee membership adopted by NASDAQ.

Committee members are appointed each year by the Board of Directors immediately following the election of directors at the annual stockholders meeting. Each Committee member serves for a term ending on the earlier of the date of the next annual stockholders meeting or the date his or her successor is appointed by the Board. Information regarding the members of each of those Committees, their responsibilities and the number of meetings held by each of those Committees during fiscal 2019 is set forth below.

Audit Committee

The members of the Audit Committee are A. J. “Bert” Moyer, its Chairman, and Deborah A. Farrington, Joseph R. Martin and Bruce A. Stevens. Our Board of Directors has determined that all four of the members of the Committee meet the heightened independence standards adopted by the SEC and NASDAQ that apply to audit committee membership and also qualify as “audit committee financial experts” (as defined in the SEC’s rules). The Board of Directors has adopted a written charter for the Audit Committee that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company and appointment and oversight of the independent registered public accountants engaged to audit the Company’s financial statements. In accordance with its charter and to ensure independence, the Audit Committee meets separately with our outside auditors, our internal auditor and members of management, respectively. The Audit Committee held nine meetings during fiscal 2019.

Compensation Committee

During the year ended June 30, 2019, the members of the Compensation Committee were Deborah A. Farrington, its Chairperson, and Joseph R. Martin, A. J. “Bert” Moyer and Bruce A. Stevens. The Board of Directors has adopted a written charter setting forth the role and responsibilities of the Compensation Committee, which include reviewing and approving the salaries and establishing incentive compensation and other benefit plans for our named executive officers. That charter includes the heightened compensation committee membership independence standards adopted by NASDAQ and all of the members of the Committee have been determined to meet those heightened independence standards. The Compensation Committee held six meetings during fiscal 2019.

Nominating and Governance Committee

During the year ended June 30, 2019, the members of the Nominating and Governance Committee were Joseph R. Martin, its Chairman, Deborah A. Farrington, A. J. “Bert” Moyer and Bruce A Stevens. Our Board of Directors has adopted a written charter that specifies the Committee’s responsibilities, which include: identifying and recommending nominees for election to the Board; making recommendations to the Board regarding the directors to be appointed to each of the Board’s standing committees; reviewing the adequacy of and approving the compensation that is to be paid to non-management directors for their service on the Board and Board committees; developing and recommending corporate governance guidelines for adoption by the Board of Directors; and overseeing annual self-assessments by the Company’s directors of the performance of the Board and each of its standing committees. The Nominating and Governance Committee held a total of six meetings during fiscal 2019.

Committee Charters

Interested stockholders are able to review and print copies of Board Committee charters posted at the Investor Relations Section of our website at www.collectorsuniverse.com. In addition, paper copies of those Charters will be made available, without charge, to any stockholder upon written request to the Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

Other Governance Matters

In addition to the governance policies discussed above, our Chief Executive Officer and Chief Financial Officer have provided the certifications of our SEC filings required by Sections 302 and 906 of Sarbanes-Oxley each quarter since the certification rules were adopted. You can access our SEC filings, other corporate governance materials and news releases, by visiting the Investor Relations section of our website at www.collectorsuniverse.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon information made available to us, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and officers were satisfied and timely made with respect to their transactions involving shares of our common stock or options or other rights to acquire shares of our common stock effectuated during fiscal 2019.

EXECUTIVE COMPENSATION

During our fiscal year ended June 30, 2019 (“fiscal 2019”), our named executive officers (or NEOs) were: Joseph J. Orlando, our President and Chief Executive Officer (or CEO), and Joseph J. Wallace, Senior Vice President & Chief Financial Officer (or CFO).

The Compensation Committee of our Board of Directors, or the Committee, establishes our executive compensation policies and objectives and determines both the types and the amounts of compensation that we pay to our named executive officers. In this section we discuss those policies and objectives and discuss and analyze the compensation of our named executive officers in fiscal 2019, including in relation to those policies and objectives and to the Company’s financial performance in fiscal 2019.

Executive Summary

Fiscal 2019 in Review

In fiscal 2019, the Company achieved all-time records for both revenues and operating income. More specifically, during that year, we:

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Generated revenues to an annual record of $72.5 million, primarily as a result of a $5.4 million, or 25%, increase in cards and autograph revenues and a 7% increase in US coin revenues, as compared to fiscal 2018.

•	Increased operating income by $5.4 million, or 60%, to an annual record $14.3 million, from $9.0 million last year, and our operating margin increased to 20%, as compared to 13% in fiscal 2018.

•	Increased our income from continuing operations to $10.0 million, or $1.11 per diluted share, as compared to $6.1 million, or $0.70 per diluted share, in fiscal 2018.

•	Achieved a 52% total stockholder return (or “TSR”) for the most recent fiscal year and a three year annualized TSR of 8%.

•	Increased our cash flow from operations, enabling us to increase our cash position at June 30, 2019 by 81% to $19.2 million, from $10.6 million at June 30, 2018.

The table that follows compares our annualized 3-year, 5-year, 7-year and 10-year year total stockholder returns, with those of (i) the companies in the Russell 2000 Index, and (ii) a group of 10 publicly traded companies that are similar to us, based upon their annual revenues and market capitalizations (the “Comparison Group companies”). For more information regarding the Comparison Group companies and the financial criteria used to select those companies, see “—–Compensation Philosophy and Objectives - Comparison of Company CEO Compensation to Comparison Group CEO Compensation” below.

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Total Stockholder Return, or TSR, measures the change in stock price, plus the reinvestment of dividends, over a specified time period or time periods. For purposes of this table, TSR has been annualized to show the annual growth rate of the Company’s stock price over the periods presented, in each case ended on June 30, 2019.

As the above table indicates, our annualized 3-year, 5-year, 7-year and 10-year TSRs exceeded the annualized TSRs of the Comparison Group companies for those same periods as well as the Russell 2000 Index over those 5-year, 7-year and 10-year periods.

Compensation Philosophy and Objectives

The Compensation Committee endeavors to ensure that the compensation of our named executive officers and other key management personnel is competitive and consistent with market conditions in order to enable us to attract and retain key executives critical to the Company's long-term success and to achieve sustained increases in stock value. Therefore, when reviewing and determining both the types and amounts of compensation to be paid to our NEOs, the Committee seeks to:

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ensure that each NEO’s cash compensation is competitive in relation to the compensation paid by comparable companies and other companies which, although not comparable to us, may seek to recruit our NEOs based on their skills, experience and records of success;

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design compensation programs that incentivize our NEOs and other key management personnel to remain in the Company’s service for the long term and enable us to attract additional key executives with the requisite experience and record of success required for the future growth of the Company;

●

provide a significant proportion of potential total compensation of our CEO and CFO through cash and equity incentives, the payment of which depends on the achievement of pre-established annual and multi-year Company financial and other performance goals and, thereby, more closely align the financial interests of our CEO and CFO with the longer-term financial interests of our stockholders;

●

establish short-term incentive compensation programs, as well as longer term programs, that recognize and reward the contributions made by our NEOs to our achievement of ongoing improvements in our financial performance; and

●	establish an appropriate balance between long-term and short-term incentive compensation plans to mitigate compensation-related risk.

Comparison of At Risk and Guaranteed Compensation

The following charts set forth the respective fiscal 2019 at-risk and guaranteed compensation of our CEO and CFO, in each case expressed as a percentage of their respective potential target compensation for that year.

For purposes of the above charts:

Guaranteed compensation is comprised solely of the respective salaries of our CEO and CFO. Mr. Orlando’s annual base salary for fiscal 2019 was $350,000.

●	Mr. Orlando’s potential at-risk compensation, as CEO, for fiscal 2019 was comprised of the following:

o	$262,500, which was the target cash incentive award that Mr. Orlando could have earned under our 2019 Cash Incentive Plan, which is equal to 75% of his annual base salary as CEO for fiscal 2019;

o

$340,307, which was comprised of (i) the aggregate grant date fair values of: (A) 12,792 service-based RSUs, scheduled to vest in three equal annual installments, of which the first installment vested on June 30, 2019, with the remaining installments scheduled to vest on June 30, 2020 and 2021, respectively, subject to the continued service of Mr. Orlando with the Company on those dates, and (B) the aggregate grant date fair value, at target, of 12,795 PSUs, the vesting of which is contingent on (i) whether and the extent to which the Company achieves annual net cash flow goals (or any other financial performance goals that the Compensation Committee may establish for fiscal 2020 or fiscal 2021) during the three years ending June 30, 2021, and (ii) the Company’s annualized TSR relative to the Russell 2000 annualized TSR for that same three year period.

●	Mr. Wallace’s potential at-risk compensation for fiscal 2019 was comprised of:

o	$129,375, which was the target cash incentive award that Mr. Wallace could have earned under the 2019 Cash Incentive Plan, which is equal to 45% of his annual base salary as CFO for fiscal 2019;

o

$204,182, which was comprised of (i) the aggregate grant date fair values of: (A) 7,675 service-based RSUs, scheduled to vest in three equal annual installments, of which the first installment vested on June 30, 2019, with the remaining two installments scheduled to vest on June 30, 2020 and 2021, respectively, subject to the continued service of Mr. Wallace with the Company on those dates, and (B) the aggregate grant date fair value, at target, of 7,677 PSUs, the vesting of which was made contingent on (i) whether and the extent to which the Company achieves annual net cash flow goals (or any other financial performance goals that the Compensation Committee may establish for fiscal 2020 or fiscal 2021) during the three years ending June 30, 2021 and (ii) the Company’s annualized TSR relative to the Russell 2000 annualized TSR for that same three year period.

The performance-contingent (or at risk) components of the total compensation of our CEO and CFO for fiscal 2019 were 63% and 54%, respectively.

For additional information regarding the 2019 Cash Incentive Plan and the performance goals established thereunder, see “—–Elements of 2019 Executive Compensation — Cash Incentive Plan” and “—–Elements of 2019 Executive Compensation — Equity Based Incentive Compensation Programs” below.

Compensation Consultants and Market Comparisons

Due to the relatively unique nature of our business, which consists primarily of the authentication and quality grading of rare coins and other collectibles, there are no public company industry peers against which we are able to directly compare the compensation of our NEOs or our executive compensation programs and policies. Moreover, our financial performance depends to a great extent on collectibles experts and on persons who have extensive experience in and have keen understandings of the collectibles markets, the number of which is relatively limited. For these reasons, and also to limit the administrative costs of our executive compensation programs, the Committee has only occasionally engaged an outside independent compensation consultant to conduct any benchmarking studies or to provide the Committee with customized comparisons of the compensation of our NEOs to the compensation paid by other companies to their NEOs.

Comparison of Company CEO Compensation to Comparison Group CEO Compensation

In September 2017, the Committee’s outside compensation consultant, Pearl Meyer, prepared a report for the Committee, based on publicly available information, with respect to the then prevailing salaries and incentive compensation opportunities afforded to the chief executive officers of a total of 14 publicly traded companies that were comparable to the Company in terms of median annual revenues and median market capitalizations. Ten of those companies were still publicly traded as of June 30, 2019, comprising the “Comparison Group companies”. Those ten companies are named in the following table.

Comparison Group Company Names and Trading Symbols*

Apex Global Brands Inc. (“APEX”)	Lakeland Industries Inc. (“LAKE”)
Cass Information Systems Inc. (“CASS”)	PRGX Global Inc. (“PRGX”)
Daily Journal Corp. (“DJCO”)	Sequential Brands Group Inc. (“SQBG”)
Forward Industries Inc. (“FORD”)	Tech Target Inc. (“TTGT”)
Innodata Inc. (“INOD”)	Value Line Inc. (“VALU”)

Because there are no other publicly traded collectibles authentication or grading companies, these ten companies, which are in the luxury goods, apparel and accessories, data processing, outsourced services, and internet software or publishing industries, were selected on the basis of similar revenues, market capitalizations, ratios of market capitalization to revenues, and EBITDA margin criteria.

The table that follows outlines the financial characteristics of the Company and of the ten Comparison Group companies at June 30, 2019 and for the last 12 months of reported information, with respect to the following criteria:

Collectors Universe, Inc.
Criteria	Comparison Group Companies(1)	FY 2019 Actual(1)	Percentile Rankings vs. Comparison Companies

Annual revenues	$23 to $174 million	$72.5 million	48th
Market capitalization	$7 to $704 million	$195 million(2)	59th
Market capitalization-to-revenue	Greater than 0.22x	2.69x	61st
EBITDA(2) margin	(14)% to 48%	24%	71st

(1)	Revenues for the Company and the ten Comparison Group companies are for the last 12 months of reported information, and their respective market capitalizations were as of June 30, 2019, per CapitalIQ.

(2)

EBITDA, which means earnings before interest, taxes, depreciation and amortization, was determined for the 12 months ended June 30, 2019 for the Company, and for the ten Comparison Group companies per CapitalIQ.

As the following table illustrates, our CEO’s actual fiscal 2019 compensation, which was comprised of (i) the aggregate salary, (ii) the actual cash incentive award he earned in fiscal 2019, and (iii) the respective grant date fair values of the service based RSUs and the performance contingent PSUs (at target) granted in fiscal 2019, was 8% above the median compensation paid to CEOs of the Comparison Group (as set forth in Pearl Meyer’s September 2017 report to the Compensation Committee).

For purposes of this table, “Total Direct Compensation” is comprised of base salary, target annual incentives and target long-term incentives.

Elements of 2019 Executive Compensation

Annual Salaries

We pay cash compensation, in the form of base salaries, in amounts which the Committee believes will provide a guaranteed amount of compensation sufficient to enable us to retain existing and attract new executive officers who have the requisite experience and performance records that we believe are needed to drive the growth of our business and achieve increases in stockholder value. The Committee also seeks to balance the levels of guaranteed cash compensation with at-risk incentive compensation to create financial incentives for achieving Company financial performance and individualized performance goals, while at the same time managing the Company’s compensation-related risks.

In establishing the annual salaries of our NEOs, the Committee considers a number of factors, including (i) each NEO’s business experience, level of responsibility and past performance, and (ii) publicly available executive compensation surveys and studies, sometimes supplemented by proprietary executive compensation data obtained from outside compensation consulting firms. Salaries are reviewed by the Committee periodically and are adjusted as warranted to reflect sustained individual performance and changes in responsibility or in comparable market salaries.

The following table sets forth information regarding the salaries paid to our NEOs in fiscal 2019 and compares those salaries to the salaries paid to our NEOs in fiscal 2018:

Named Executive Officer	2019 Base Salary		2018 Base Salary

Joseph J. Orlando	$350,000		$350,000
Joseph J. Wallace	$287,500	(1)	$275,000

(1)

Effective January 1, 2019, Mr. Wallace’s annual salary was increased to $300,000 from $275,000. This amount is comprised of six months of salary at a rate of $275,000 per year and of six months of salary at a rate of $300,000 per year.

Fiscal 2019 Cash Incentive Plan

In 2019, the Committee established a cash incentive plan for Messrs. Orlando and Wallace (the “2019 Cash Incentive Plan”). The primary purposes of that Plan were to incentivize Messrs. Orlando and Wallace (i) to focus their efforts and to take actions primarily for the purpose of enabling the Company to achieve at least a target financial performance goal based on the Company's operating income, before non-cash stock based compensation expense (“Operating Income Goals”), for fiscal 2019, and (ii) to achieve individualized performance goals (“MBOs”) established for each of them by the Compensation Committee. The MBOs for each of Messrs. Orlando and Wallace related to areas of the Company’s business over which he had authority or consisted of objectives the achievement of which was largely dependent on his performance.

The following tables set forth the Threshold, Target and Maximum Awards that each of Messrs. Orlando and Wallace had the opportunity to earn under the fiscal 2019 Cash Incentive Plan:

	Joseph J. Orlando, CEO
	Threshold Awards(1)		Target Awards(1)		Maximum Awards(1)
	Awards	Percent of Base Salary(2)	Awards	Percent of Base Salary(2)	Awards	Percent of Base Salary(2)

Financial Performance Award	$105,000	30%	$210,000	60%	$297,500	85%
MBO Performance Award	52,500	15%	52,500	15%	52,500	15%
Total	$157,500	45%	$262,500	75%	$350,000	100%

	Joseph J. Wallace, CFO
	Threshold Awards(1)		Target Awards(1)		Maximum Awards(1)
	Awards	Percent of Base Salary(3)	Awards	Percent of Base Salary(3)	Awards	Percent of Base Salary(3)

Financial Performance Award	$51,750	18%	$103,500	36%	$161,000	56%
MBO Performance Award	25,875	9%	25,875	9%	25,875	9%
Total	$77,625	27%	$129,375	45%	$186,875	65%

(1)

The 2019 Cash Incentive Plan provided for awards to be interpolated between the threshold and target financial performance awards if the threshold performance goal was exceeded but the target financial goal was not achieved, or between the target and maximum financial performance awards if the target performance goal was exceeded but the maximum performance goal was not achieved.

(2)	Expressed as a percentage of Mr. Orlando's annual base salary for fiscal 2019.

(3)	Expressed as a percentage of Mr. Wallace's annual base salary for fiscal 2019.

The threshold, target and maximum financial performance awards under the 2019 Cash Incentive Plan were conditioned on the Company achieving Operating Income goals for the entirety of fiscal 2019 of $11.1 million, $13.8 million, and $15.2 million, respectively. Mr. Orlando earned an award under the 2019 Cash Incentive Plan of $350,000, representing 100% of his annual base salary as CEO in fiscal 2019, as it was determined by the Committee that the Company had achieved the maximum operating income goal and that he had achieved substantially all of his individualized MBOs. Mr. Wallace earned an award under the 2019 Cash Incentive Plan of $186,875, representing 65% of his annual base salary as CFO in fiscal 2019, as it was determined by the Committee that the Company had achieved the maximum operating income goal and that he had achieved substantially all of his individualized MBOs.

The Compensation Committee determined that Messrs. Orlando and Wallace had each achieved substantially all of their respective individualized MBOs in fiscal 2019. Mr. Orlando’s MBOs focused primarily on achieving enhancements to the Company’s set registry programs that would increase the participation of customers in those programs and, thereby, incentivize more of our customers to submit their collectibles to us for authentication and grading, and reviewing the Company’s internal organization in order to identify possible changes that would lead to greater operational efficiencies within the Company. Mr. Wallace’s MBOs focused primarily on the implementation of initiatives to reduce operating expenses and on reductions in the inventories of coins that had been purchased pursuant to the Company’s authentication and grading warranty program

Equity Based Incentive Compensation Programs

In fiscal 2019, the Compensation Committee adopted the 2019 LTIP to create equity incentives for the Company’s CEO and CFO, and certain other key management employees (the “Participants”), the purpose of which was to lead to (i) the achievement by the Company of significant increases in its net cash flow (as defined below), and (i) the retention of the Participants with the Company during the three years ending June 30, 2021 (the “Performance Period”), with 50% (at target) of the equity award taking the form of PSUs, and the other 50% (at target) taking the form of service-contingent RSUs. For purposes of the 2019 LTIP, net cash flow was defined as net cash generated by the Company’s continuing operations, minus the sum of the Company’s capital expenditures and capitalized software costs, determined from the Company’s annual audited consolidated statements of cash flows.

Performance Contingent Grants.

Pursuant to the 2019 LTIP, in fiscal 2019 the Committee granted to Messrs. Orlando and Wallace 12,795 and 7,677 performance-contingent restricted stock units (or "PSUs"), respectively, at target. The financial performance goals in respect of the PSU granted in fiscal 2019 under the 2019 LTIP consist of annual threshold, target and maximum net cash flow goals for fiscal 2019, and for each of the fiscal years ending on June 30, 2020 and 2021, provided that the number of PSUs that could ultimately become vested will be subject to a possible downward or upward adjustment based on a comparison, as described below, of the Company’s annualized TSR to the Russell 2000 annualized TSR for the three years ending on June 30, 2021. In addition, vesting of each NEO’s PSUs is conditioned on the NEO remaining in the continued service of the Company through June 30, 2021, and all of an NEO’s PSUs will become subject to forfeiture if the NEO’s continued service with the Company ceases at any time prior to June 30, 2021.

The Committee also established threshold, target and maximum net cash flow goals for fiscal 2019. Of those PSUs:

●

62.5% of the target awards for that year can potentially vest if the Company achieves at least the threshold financial performance goal in any fiscal year during the three-years ending on June 30, 2021 (the “Measurement Period”), assuming no downward or upward adjustment will be required based on the TSR comparison described below.

●

100% of the target awards for that year can potentially vest if the Company achieves the target performance goal in any fiscal year during the three-year Measurement Period, assuming no downward or upward adjustment will be required based on the TSR comparison described below.

●

166.7% of the target awards for that year can potentially vest if the Company achieves the maximum performance goals in any fiscal year during the three-year Measurement Period, assuming no downward or upward adjustment will be required based on the TSR comparison described below.

The number of each Participant’s PSUs that can potentially vest under the 2019 LTIP will be subject to a possible downward or upward adjustment as set forth in the following table:

If the Company’s Annualized TSR for the three years ending June 30, 2021	Adjustment to Number of Vested PSU

At least 12% below the Russell 2000 3-year annualized TSR	20% Reduction
Equal to the Russell 2000 3-year annualized TSR(1)	No Adjustment(1)
At least 12% above the Russell 2000 3-year annualized TSR	20% Increase

(1)

The TSR adjustment will be interpolated if the Company’s 3 year annualized TSR is less than 12% below, or less than 12% above, the Russell 2000 3-year annualized TSR. No additional adjustment will be made if the Company’s 3 year annualized TSR is more than 12% below or more than 12% above the Russell 2000 3-year annualized TSR.

Each PSU that fully vests under the 2019 LTIP will be settled by the issuance of one share of Company common stock.

On the other hand, if none of the financial performance goals is achieved during the three year Measurement Period, then all of the PSUs granted to the CEO and CFO would become subject to forfeiture. Additionally, if Mr. Orlando’s or Mr. Wallace’s continuous service with the Company is terminated or ceases for any reason prior to June 30, 2021, all of his PSUs would become subject to forfeiture, even if the performance goals had been or would have been achieved.

The threshold, target and maximum financial performance awards under the 2019 LTIP for 2019 were
$9.4 million, $11.7 million, and $14.1 million, respectively, of net cash flow. The Company achieved the maximum net cash flow goal for fiscal 2019 under the 2019 LTIP.

Service Contingent Grants.

Pursuant to the 2019 LTIP, the Committee also granted to Messrs. Orlando and Wallace 12,792 and 7,675 service contingent RSUs, respectively. One third of those RSUs became vested on June 30, 2019. The remainder of those RSUs will vest thereafter, in two equal or approximately equal installments, on June 30, 2020 and June 30, 2021, respectively, subject to their continued service with the Company on those dates. Accordingly, if Mr. Orlando’s or Mr. Wallace’s continuous service with the Company is terminated or ceases for any reason prior to either of those vesting dates, all of his then unvested RSUs will become subject to forfeiture. Upon vesting, each RSU will be settled by the Company's issuance of one share of Company common stock.

It is anticipated that, in each of fiscal 2020 and 2021, the Compensation Committee will grant our NEOs additional equity incentives, of which 50% (at target) are expected to take the form of PSUs that would incentivize the CEO and CFO to focus on the achievement by the Company of financial performance goals to be established by the Committee for each of those fiscal years, and the other 50% (at target) are expected to take the form of service-contingent RSUs to incentivize our CEO and CFO to remain in the Company’s service.

In addition, the Company’s Incentive Compensation Clawback Policy has been made applicable to the 2019 LTIP. See –“Other Compensation Policies and Practices that Benefit our Stockholders - Incentive Compensation Clawback Policy” above.

Effect of Change in Control on the Vesting of PSUs and RSUs under the 2019 LTIP

The PSUs and RSUs under the 2019 LTIP were granted under stockholder-approved equity incentive plans. Those plans provide that, in the event of a change in control of the Company, any then unvested equity incentives that had been granted to the Company’s officers, employees and directors will become fully vested and cease to be subject to forfeiture, unless the surviving party (or its parent company, if any) agrees to assume the Company’s outstanding equity incentives or to exchange new equity incentives of equivalent value for the Company’s then outstanding equity incentives on terms that are acceptable to and approved by the Compensation Committee, in which event there will be no accelerated vesting of the outstanding equity incentives due to the consummation of the change in control.

No Stockholder Rights prior to the Vesting of RSUs and PSUs

Unvested PSUs and RSUs are not deemed to constitute common stock or common stock equivalents. As a result, our CEO and CFO, as well as the other 2019 LTIP Participants, will not be entitled to exercise voting rights in respect of or to receive any dividends on any unvested PSUs or unvested RSUs. Additionally, to assure that the 2019 LTIP meets the Committee’s compensation and retention objectives, the PSUs and RSUs may not be sold, pledged or otherwise transferred while they remain unvested (except for transfers on death or divorce), and will be subject to the risk of forfeiture, in whole or part, in the event that the financial performance goals are not fully achieved, or an NEO’s service with the Company ceases prior to the full vesting of the PSUs or RSUs. As a result the CEO and the CFO, and the other Participants, cannot obtain the financial performance rewards under the LTIP unless at least one of the financial performance goals is achieved and the CEO and CFO remain in the Company’s continued service through June 30, 2021.

CEO Employment Agreement

Effective October 9, 2017, the Company and Mr. Orlando entered into an employment agreement pursuant to which he was employed as the Company’s CEO. The initial term of that agreement was one year, which had been scheduled to expire on October 9, 2018. In October 2018, the Compensation Committee approved an agreement, with Mr. Orlando that extended the term of the employment agreement for another year, to October 9, 2019. On September 24, 2019, with the approval of the Compensation Committee, the Company and Mr. Orlando entered into an amended & restated employment agreement (the “2019 Employment Agreement”), which supersedes the original employment agreement and further extends the term of Mr. Orlando’s employment as President and CEO of the Company to September 30, 2020.

Set forth below is a summary of the material terms of the 2019 Employment Agreement, which is qualified in its entirety by reference to that Agreement, a copy of which is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC as of September 24, 2019.

Annual Salary. Mr. Orlando’s base salary remains unchanged at $350,000 per year.

Incentive Compensation. The 2019 Employment Agreement provides that Mr. Orlando will have the opportunity to participate in any cash, equity or other incentive compensation plans or programs that (i) are adopted by the Board of Directors or its Compensation Committee during the term of Executive’s employment as President and CEO and (ii) are generally made available to the Company’s executive officers, subject to the eligibility requirements and the other terms and conditions thereof.

Severance Compensation. The 2019 Employment Agreement provides that if Mr. Orlando’s employment is terminated due to his disability or death, or by the Company without cause or by him for Good Reason (as defined in that Agreement) prior to the end of the term of the Agreement, then, his salary will continue to be paid and the Company will pay 100% of Mr. Orlando’s COBRA premiums for continued health insurance coverage, in each case for the immediately succeeding six months. These provisions modify the severance provisions of the original agreement, which had provided that upon termination of Mr. Orlando’s employment for any of these reasons, he would be entitled to receive salary continuation payments for the lesser of six months or the remaining term of the employment agreement at the time of such termination.

Compensation due to a Termination of Employment following a Change in Control of the Company.

If a change in control of the Company (as defined in the 2019 Employment Agreement) were to occur while Mr. Orlando is the Company’s CEO and, upon or within the 12 months following that change in control, his employment is terminated either (i) without cause by the Company, or by its successor in the change in control transaction, or (ii) by Mr. Orlando for Good Reason (as defined in the 2019 Employment Agreement), then, he will be entitled to receive severance compensation comprised of (i) an amount equal to one (1) year’s salary payable to him in a single lump sum payment, and (ii) the payment of his COBRA premiums for continued health insurance coverage for six months.

Mr. Orlando’s employment agreement provides that the Company, or its successor in the change in control transaction, will become obligated to pay severance compensation and benefits to Mr. Orlando only upon a “double trigger” event. This means that no severance compensation will become payable solely due to the occurrence of a change in control of the Company. Instead, change in control severance compensation will be payable to Mr. Orlando only if, on the date of or within 12 months following consummation of the change in control transaction, there is a termination of Mr. Orlando’s employment without cause by the Company or its successor or by Mr. Orlando for Good Reason. The change in control severance provisions are intended (i) to preserve morale and productivity and encourage retention in the face of the disruptive impact that a change in control of the Company is likely to have, and (ii) to encourage Mr. Orlando to remain focused on the Company’s business and the interests of our stockholders when considering strategic alternatives that may be beneficial to our stockholders.

For additional information regarding the severance compensation and change of control compensation which could become payable to Mr. Orlando pursuant to his 2019 Employment Agreement, see “--Potential Payments upon Termination or Change in Control of the Company” below in this Proxy Statement.

Limitation for Purposes of Section 280G under the Internal Revenue Code. The change in control provisions of Mr. Orlando’s employment agreement provide that if and to the extent the severance compensation and benefits that would become payable to Mr. Orlando upon a termination of his employment would constitute excess “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and, therefore, would result in the imposition of excise taxes under the Code, then the amount of such severance compensation and benefits would be reduced to the extent necessary to avoid the imposition of those taxes.

The Company does not have employment agreements with any of its other NEOs.

Other Compensation Policies and Practices that Benefit our Stockholders

●

Independent Compensation Committee. Our Compensation Committee consists entirely of independent directors who retain an independent outside compensation consultant to assist them in designing and in evaluating the effectiveness of the Committee’s executive compensation policies and programs.

●	Compensation Risk Assessments. Our Compensation Committee performs an annual review of risks related to our compensation practices.

●

No Hedging Policy. We believe our executive officers and directors should not speculate or hedge their interests in our stock. Therefore, we prohibit them from entering into any derivative transactions in our stock, including any short sale, forward, equity swap, option or collar that is based on the Company’s stock price.

●

No Pledging of Stock. Our insider trading policy prohibits our named executive officers from (i) holding Company securities in margin accounts and (ii) using our stock as collateral for a loan, subject to an exception for hardship situations for which the approval of the Board or the Governance Committee is required. No such exceptions have ever been given to any of our NEOs since this policy against pledging Company stock was adopted.

●

Stock Ownership Guidelines. To further align the financial interests of our NEOs with those of our stockholders, our Board of Directors has adopted stock ownership guidelines which establish the following stock ownership targets for our named executive officers:

○	CEO. Ownership of a number of shares of our common stock that have an aggregate market value of not less than three times his annual base salary; and

○	CFO. Ownership of a number of shares of our common stock that have an aggregate market value of at least two times his annual base salary.

These guidelines provide that anyone who is a newly appointed NEO will have a period of five years to meet these guidelines. These guidelines also call for any NEO who has not yet met his or her applicable stock ownership target to retain at least 50% of his or her vested RSUs and PSUs, net of those surrendered to pay withholding taxes due on vesting, until the NEO meets that stock ownership target. As of October 11, 2019, Mr. Wallace met his stock ownership target, while Mr. Orlando, as a new NEO, had approximately three years remaining to meet his stock ownership target.

●

Incentive Compensation Clawback Policy. Our Board of Directors has adopted an Incentive Compensation Clawback Policy. Under that Policy, if any of our NEOs receive incentive compensation as a result of the Company’s achievement of financial results measured on the basis of financial statements which become the subject of an accounting restatement, the Company will be entitled to recoup from those NEOs the amount by which any incentive compensation they had received exceeds the incentive compensation they would have received had such compensation been determined on the basis of the restated financial statements.

●	No Repricing. Our equity incentive plans explicitly prohibit the repricing of stock options.

●

No Gross Ups; and Double Trigger Change in Control Compensation Provisions. Our change in control and severance compensation agreements do not contain any tax gross-up provisions. Furthermore, the change in control agreements provide that change in control compensation will be paid only if there is a termination of the NEO’s employment without cause or a constructive termination of his employment upon or within 12 months following a change in control of the Company. As a result, no change in control compensation becomes payable solely as a result of a change in control of the Company.

●

No Dividends Paid on Unvested Equity Awards. Our equity incentive agreements provide that dividends on unvested awards will not be paid. However, the Compensation Committee has the discretion in connection with any equity grant to provide that, if the Company pays dividends on its outstanding shares, dividends will accrue at the same rate on the unvested equity award and will become payable if and when, but only to the extent, such award becomes vested.

●	Policy with respect to Perquisites and Other Benefits. We do not generally provide benefits or perquisites to our NEOs that are not provided to all of our full-time employees.

Other Compensation Matters

Benefits. The personal benefits provided to our Named Executive Officers are designed to establish a competitive benefits structure necessary to attract and retain key management employees. These personal benefits are the same as those provided to all of our full time employees generally. In fiscal 2019 there were no perquisites or other personal benefits approved by the Committee for any of the named executive officers.

Nonqualified Deferred Compensation Plans. We have not established any nonqualified deferred compensation plans or programs for any of our NEOs.

Risk Considerations. Although a substantial portion of compensation provided to our executive officers is performance based, we believe that the following elements and design features of our executive compensation programs encourage our executive officers to remain focused on both the short-and longer-term operational and financial goals of the Company and have been designed to deter excessive or unnecessary risk-taking:

●

Our compensation program consists of guaranteed salary and a substantial portion of at-risk compensation which has taken the form of equity incentives the vesting of which is contingent on improvements in the Company’s financial performance and continued service with the Company over multi-year periods.

●

The Compensation Committee annually reviews the balance between fixed and at-risk elements of executive compensation and retains ultimate oversight over, and the ability to use discretion where appropriate with respect to, the compensation of our named executive officers.

●

Our incentive compensation programs establish financial performance goals that are designed to lead to sustained improvements in the Company’s operating income and cash flows and, therefore, in the long-term success of the Company, rather than being based solely or even primarily on revenues.

●	The Board of Directors has adopted share ownership guidelines for our named executive officers to further align their interests with those of our stockholders.

●

Cash and equity incentive compensation awards granted to our NEOs are subject to a clawback policy to ensure that determinations with respect to the achievement of financial performance goals are based on generally accepted accounting principles consistently applied in the preparation of our financial statements.

●	Our insider trading policy prohibits our NEOs and other key executives from hedging their economic interest in their Company shares or pledging those shares for purposes of speculative trading.

Summary Compensation Table

The following table sets forth the amounts and components of the compensation received by each of our Named Executive Officers (“NEOs”) in the fiscal years ended June 30, 2019 and 2018, respectively.

Name and Principal Position	Year	Salary($)		Equity Incentive Plan Awards($)(1)(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation ($)(4)		Total($)

Joseph J. Orlando	2019	$350,000		$340,307	$350,000		$-	$1,040,307
President & CEO	2018	$309,375		$574,175	$129,124		$-	$1,012,674

Joseph J. Wallace	2019	$287,500	(5)	$204,182	$186,875		$-	$678,557
Senior Vice President & CFO	2018	$275,000		$344,487	$24,750	$	−	$644,237

(1)

In September 2019, the Compensation Committee (the “Committee”) of the Board of Directors adopted a long term equity incentive program (the “2019 LTIP"), in furtherance of the Committee’s "pay-for-performance" philosophy, and for the purpose of more closely aligning the long-term financial interests of the Company's executive officers with the long-term financial interests of the Company's stockholders. The 2019 LTIP provides for the Committee to make grants of a combination of (i) performance-contingent restricted stock units ( or PSUs) to motivate the Participants to focus on the achievement by the Company of financial performance goals to be established by the Committee, based primarily on the Company’s annual operating plans adopted by the Board of Directors, and (ii) restricted stock units (or “RSUs”) the vesting of which are designed to provide equity incentives for Messrs. Orlando and Wallace, as well as the other participants in the 2019 LTIP (“Participants”), to remain in the Company's service during those three fiscal years. See “Executive Compensation — Elements of fiscal 2019 Executive Compensation - Equity Based Incentive Compensation Programs” above.

(2)

In the first half of the fiscal year ended June 30, 2019 (“fiscal 2019), the Compensation Committee made the following incentive grants under the 2019 LTIP: grants to Messrs. Orlando and Wallace of (a) 12,795 and 7,677 PSUs, respectively, at target, the vesting of which was made contingent on (i) the Company’s achievement of annual target net cash flow or other financial performance goals that may be established by the Compensation Committee for fiscal 2020 or fiscal 2021 and (ii) the Company’s annualized TSR, in the three years ending June 30, 2021 (the “Performance Period”) and (b) a total of 12,792 and 7,675 service-based RSUs, respectively, which would vest in three equal annual installments on June 30, 2019, June 30, 2020 and June 30, 2021, respectively, in each case subject to their continued service with the Company on those dates. For purposes of these grants, net cash flow was defined as net cash generated by the Company's continuing operations, less capital expenditures and capitalized software costs. The amounts in this column are comprised of (i) the grant date fair values of the PSUs granted to Messrs. Orlando and Wallace, at target, and the grant date fair values of the service-based RSUs granted, respectively, to Messrs. Orlando and Wallace, which totaled $340,307 and $204,182, respectively, and were based on a determination that it was probable the net cash flow goals would be achieved at a target, or at the 50%, level and the assumption that Messrs. Orlando and Wallace would remain in the service of the Company for the entirety of the Performance Period and that all of those RSUs would, as a result, become fully vested. If it is assumed, instead, that the maximum net cash flow goals established by the Committee under the 2019 LTIP were to be achieved, then the aggregate grant date fair values of the PSUs granted to Messrs. Orlando and Wallace would be $341,370 and $204,822, respectively. See “Executive Compensation — Elements of fiscal 2019 Executive Compensation - Equity Based Incentive Compensation Programs” above in this Proxy Statement.

(3)

The amounts in this column consist of cash incentive awards earned, respectively, by Messrs. Orlando and Wallace under the fiscal 2019 Cash Incentive Plan adopted by the Committee. The amounts of the cash awards that could be earned under that Plan were made dependent on the achievement by the Company of one or more operating income (defined as operating before non-cash stock-based compensation expense) goals for fiscal 2019 and, to a lesser extent, the achievement by Messrs. Orlando and Wallace of individualized performance objectives, or MBOs, which were established by the Compensation Committee at the time it established the 2019 Cash Incentive Plan. See “Executive Compensation - Cash Incentive Plans - Fiscal 2019 Cash Incentive Plan” above. The Compensation Committee determined, based on the operating income generated by the Company in fiscal 2019, that each of Messrs. Orlando and Wallace (i) had earned the maximum cash incentive award and (ii) had achieved substantially all of their respective MBOs for fiscal 2019, under that Plan. As a result, Messrs. Orlando and Wallace, in their respective capacities of CEO and CFO, earned cash incentive awards under the 2019 Cash Incentive Plan of $350,000 and $186,875, respectively. See “Executive Compensation — Elements of 2019 Executive Compensation ---- Fiscal 2019 Cash Incentive Plan” above in this Proxy Statement.

(4)

We do not pay for or provide perquisites or other forms of compensation to our NEOs, other than health insurance and certain other benefits that are made available to all employees generally on a non-discriminatory basis.

(5)

Effective January 1, 2019, Mr. Wallace’s annual salary was increased to $300,000 from $275,000. This amount is comprised of six months of salary at a rate of $275,000 per year and of six months of salary at a rate of $300,000 per year.

Outstanding Equity Awards

The following table sets forth information regarding PSU and RSU grants to our CEO and CFO that were unearned as of June 30, 2019. None of our NEOs held any stock options as of June 30, 2019.

		Service-Based Stock Awards(1)			Equity Incentive Plan Performance- Contingent Stock Awards(2)
NEOs	Grant Dates	Number of Shares or Units of Stock that have not Vested (#)		Market Values of Shares or Units of Stock that have not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights (#)		Market Value of Unearned Shares, Units or Other Rights ($)(3)

Joseph J. Orlando	12/26/17	2,109	(4)	$45,006	12,654	(8)	$270,036
	08/03/18	8,528	(5)	181,988	-		-
	12/04/18	-		-	25,590	(8)	546,091

Joseph J. Wallace	12/26/17	1,266	(6)	$27,016	7,592	(8)	$162,013
	08/03/18	5,117	(7)	109,197	-		-
	12/04/18	-		-	15,354	(8)	327,654

(1)	These are service based restricted stock units, or RSUs, which were granted under the 2018 and 2019 Long Term Equity Incentive Programs, or LTIPs.

(2)	These are performance-contingent restricted stock units, or PSUs, that were granted under the 2018 and 2019 LTIPs.

(3)

Upon vesting, each RSU and each PSU is settled by the issuance of one share of the Company’s common stock. The market values of the RSUs and PSUs were determined by multiplying the number of the RSUs and the number of PSUs, respectively, by the closing price per share of the Company’s common stock on the NASDAQ Stock Market on June 28, 2019, the last trading day of fiscal 2019, which was $21.34.

(4)	These service-based RSUs will vest, on June 30, 2020, provided that Mr. Orlando is still in the continuous service of the Company on that date.

(5)	These service-based RSUs will vest in two equal installments on June 30, 2020 and 2021 provided that Mr. Orlando is still in the continuous service of the Company on those dates.

(6)	These service-based RSUs will vest, on June 30, 2020, provided that Mr. Wallace is still in the continuous service of the Company on that date.

(7)

These service-based RSUs will vest in two installments of 2,558 and 2,559 on June 30, 2020 and 2021, respectively, provided that Mr. Wallace is still in the continuous service of the Company on those dates.

(8)

The vesting of these PSUs is contingent on (i) the achievement by the Company of financial performance goals during the three years ending on, and the continued service of Messrs. Orlando and Wallace with the Company (i) through June 30, 2020 for those PSUs granted on December 26, 2017 and (ii) through June 30, 2021 for those PSUs granted on December 4, 2018. See --Executive Compensation — Elements of fiscal 2019 Executive Compensation - Equity Based Incentive Compensation Programs” above in this Proxy Statement.

Potential Payments upon Termination or Change in Control of the Company

The table below sets forth the amounts of all potential payments that would have been paid by us to Mr. Orlando under his 2019 Employment Agreement, if he had been employed as CEO prior to June 30, 2019 and his employment had been terminated effective as of June 30, 2019 by the Company without cause or by Mr. Orlando for Good Reason either (i) during the term of his employment agreement, or (ii) upon or within 12 months following the consummation of a Change in Control of the Company, respectively. The severance compensation payments to Mr. Orlando are governed by his 2019 Employment Agreement. See --“Executive Compensation — CEO Employment Agreement” above. The timing of the payments described below may also be subject to possible delay pursuant to the provisions of Section 409A of the Internal Revenue Code. Mr. Orlando’s employment agreement requires, as a condition to his receipt of any severance or Change in Control compensation, that he enter into an agreement releasing any claims he may have, whether known or unknown, against the Company.

Name	Termination for Cause or Resignation without Good Reason(1)		Involuntary Termination without Cause, for Good Reason or upon Death or Disability(2)		Termination without Cause or for Good Reason after a Change in Control(4)(5)

Joseph J. Orlando
Cash Severance – Base Salary	$0		$175,000		$350,000
Health & Other Benefits	0		10,375		10,375
RSUs and PSUs	0	(3)	-	(3)	1,043,121	(6)
Total	$0		$185,375		$1,403,496

(1)

If Mr. Orlando’s employment were to be terminated by the Company for cause or by Mr. Orlando without Good Reason, the Company’s sole obligation and liability to Mr. Orlando is to pay any unpaid salary, together with any employee benefits and any unused vacation, accrued to the effective date of such termination or his resignation.

(2)

If Mr. Orlando’s employment had been employed as CEO prior to June 30, 2019 and was terminated by the Company without cause or by him for Good Reason, or was terminated due to his death or disability, in each case as of June 30, 2019, then the Company would have become obligated (a) to continue to pay Mr. Orlando (or his estate) his base salary and (b) to pay 100% of his COBRA premiums for continued health insurance coverage for him and his dependents, in each case for six months, (the “Salary Continuation Period” and the “Insurance Continuation Period”, respectively).

(3)	As of June 30, 2019, Mr. Orlando held 10,637 unvested RSUs, and 38,244 unvested PSUs.

(4)

Mr. Orlando’s 2019 Employment Agreement provides that if his employment is terminated by the Company without cause or by him with Good Reason, either concurrently with or within 12 months following a change in control of the Company, he will become entitled to receive severance compensation comprised solely of (a) an amount equal to his then base annual salary, which would be payable to him in a single lump sum, and (b) the payment of his COBRA premiums for up to six months.

(5)

The Company’s stockholder approved Equity Incentive Plans, pursuant to which shares of common stock may be issued to Mr. Orlando upon vesting of any of the RSUs or PSUs granted to him under the 2018 and 2019 LTIPs, provided that, upon a change of control of the Company, any then unvested RSUs or PSUs, including those that may then be held by Mr. Orlando, will become fully vested and cease to be subject to forfeiture, unless the surviving party (or its parent company, if any) in the change in control transaction agrees to assume the Company’s outstanding equity incentives or to exchange new equity incentives of equivalent value for the Company’s then outstanding equity incentives on terms that are acceptable to and approved by the Compensation Committee.

(6)

This amount assumes that (a) Mr. Orlando had been employed by the Company as its CEO prior to June 30, 2019, (b) a change in control of the Company was consummated on June 30, 2019, (c) immediately or within 12 months thereafter Mr. Orlando’s employment was terminated without cause by the Company (or the successor corporation, and (d) there was an acceleration of the vesting of the unvested equity incentives (including those held by Mr. Orlando) that were outstanding on the date of the change in control. This amount was determined by multiplying the number of Mr. Orlando’s unvested LTIP Shares by $21.34, which was the closing price of the Company’s common stock on the NASDAQ Global Market on the last trading day of fiscal 2019, which was June 28, 2019.

Director Compensation in Fiscal 2019

The following table sets forth information regarding all cash and equity compensation earned by each of our non-management directors for service on the Board and its Committees during the fiscal year ended June 30, 2019.

	Year Ended June 30, 2019
	Annual Cash Retainers ($)(1)		Stock	Total
Current Directors	Board	Committees	Awards($)(2)	Compensation($)

Bruce A. Stevens(3)	$110,000	$21,500	$45,000	$176,500
Deborah Farrington(4)	45,000	36,500	45,000	126,500
Joseph R. Martin(5)	45,000	32,000	45,000	122,000
A. J. Bert Moyer(6)	45,000	41,000	45,000	131,000

Former Directors

A. Clinton Allen(7)	19,198	1,280	-	20,478
Robert G. Deuster(8)	19,198	-	-	19,198
Van D. Simmons(8)	19,198	-	-	19,198
David Hall(8) (9)	9,538	-	-	9,538

(1)

The non-management directors received annual cash retainers for their service on the Board and Board Committees; but did not receive any fees for attending Board or Committee meetings. Additional information regarding those cash retainers that were paid to the non-management directors in fiscal 2019 is set forth below.

(2)

On December 4, 2018, each non-management director that was elected to serve as directors for the year ended December 3, 2019, received an award of 3,373 shares of RSUs, vesting in four approximately equal quarterly installments subject to the continued service of the director with the Company. The per share grant date fair value of those shares was $13.34, which was equal to the per share closing price of the Company’s common stock on the date of grant, as reported by NASDAQ. Amounts shown in this column reflect the aggregate grant date fair value of each such restricted share award, as determined in accordance with ASC 718.

(3)	Chairman of the Board of Directors, member of the Audit and Compensation Committee, for all of fiscal 2019, and member of the Nominating & Governance Committee from December 4, 2018 to June 30, 2019.

(4)	Chair of the Compensation Committee and member of the Audit Committee for all of fiscal 2019 and member of the Nominating and Governance Committee from December 4, 2018 to June 30, 2019.

(5)	Chair of the Nominating and Governance Committee and Member of the Audit and Compensation Committees for all of fiscal 2019.

(6)	Chair of the Audit Committee and member of the Compensation Committee and the Nominating and Governance Committee.

(7)	Member of the Nominating and Governance Committee from July 1, 2018 to December 4, 2018.

(8)	Member of the Board of Directors from July 1, 2018 to December 4, 2018.

(9)

Mr. Hall received no compensation for his services as a director during the period from July 1, 2018 and September 17, 2018, because he was also an executive officer during that period. The compensation he earned for his services as a director was for the period from September 18, 2018 until December 4, 2018, when his term of office as a director expired.

Compensation for Service on the Board of Directors. As indicated in the above table, as compensation for service on the Board of Directors during fiscal 2019, each non-management director was paid a cash retainer at an annual rate of $45,000. The current directors also were was granted $45,000 of RSUs (with the number of shares determined by dividing $45,000 by the closing per share price of the Company’s common stock on the date of grant, as reported by NASDAQ).

Compensation for Service on Board Committees. In fiscal 2019, non-management directors serving on the Audit Committee, the Compensation Committee or the Nominating and Governance Committee received cash retainers at annual rates of $11,000, $9,000 and $3,000, respectively, for their service on those Committees. The Chairpersons of the Audit Committee, Compensation Committee and Nominating and Governance Committee, all of whom are non-management directors, received cash retainers at annual rates of $18,000, $15,000 and $9,000, respectively, in fiscal 2019 for the additional services they rendered in those capacities.

Ceiling on Annual Compensation Payable to Non-Management Directors. The Nominating and Governance Committee of the Board of Directors has adopted a policy that places a ceiling of $500,000 on the annual compensation that may be paid to any non-management director for his or her service on the Board and Board Committees (inclusive of the grant date fair value of any equity incentives that may be granted as part of the compensation payable to non-management director).

Related Party Transactions

Related-Party Transactions in Fiscal 2019 and Fiscal 2018

David G. Hall was the Company’s chief operating officer and a director throughout the fiscal year ended June 30, 2018. He continued thereafter as the Company’s chief operating officer until September 17, 2018 and as a director of the Company until the expiration of the term of that office, on December 4, 2018.

During fiscal years 2019 and 2018, an adult member of Mr. Hall’s immediate family (who does not reside with him) paid us $ $1,166,000 and $1,938,000, respectively, in coin authentication and grading fees. In each case, these fees were comparable to the fees charged by the Company in the ordinary course of business to unaffiliated customers for similar services. Such fees are determined on the basis of (i) the nature of the collectibles submitted to us for authentication and grading (i.e., coins versus other collectibles and vintage versus newer collectibles), and (ii) the turn-around times requested by the customer submitting collectibles to us for authentication and grading, with higher fees charged for faster turn-around times.

The unpaid balances of those fees at June 30, 2019 and 2018 were approximately $52,000 and $127,000, respectively, which were subsequently paid in accordance with the Company’s customary payment terms. Those payment terms were no less favorable to the Company than the payment terms that applied to unaffiliated credit-worthy customers in the ordinary course of the Company’s business.

In accordance with the Company’s Related Transaction Policy, described below, the Audit Committee of the Board of Directors reviewed and, on the basis of the foregoing facts and circumstances, approved the fees charged and the payment terms applied by the Company in respect of those coin authentication and grading services in fiscal 2019 and 2018.

Related Party Transaction Policy

Our Board has adopted a written policy with respect to the review, approval or ratification of related party transactions. The policy generally defines (subject to certain limited exceptions), a related party transaction as a financial or business transaction, arrangement or relationship (i) in which the aggregate amount involved will or is expected to exceed $120,000 in any fiscal year, and (ii) with respect to which the Company or any of its subsidiaries is a party or participant and in which any executive officer or director of the Company, any immediate family member of, or any entity controlled by, an executive officer or director, or any holder of more than 5% of our outstanding common stock (a “5% Stockholder”), has or will have a material direct or indirect interest. The policy also applies to any material amendment to any existing related party transaction.

The policy requires our Audit Committee to review and determine whether or not to approve any such related party transaction, or any material amendments to any such transaction. In fulfilling that responsibility, the policy calls for the Audit Committee (i) to satisfy itself that it has been fully informed as to the related party’s relationship with the Company and the material facts of the proposed related party transaction or any proposed material amendment to such transaction, including the nature and amount of that party’s interest in the proposed transaction, and (ii) to determine that the related party transaction or material amendment thereto is fair to the Company. As a general rule, the Audit Committee will not approve a related party transaction if it determines that the transaction is or will be materially less favorable, from a financial standpoint, to the Company than similar transactions with unaffiliated third parties under similar circumstances.

The policy also provides that no executive officer or director, and no immediate family member or controlled entity of any executive officer or director, may take advantage of an investment or other business opportunity that is made or becomes available to the related party as a result of such executive officer’s or director’s position with the Company or in the course of or in connection with the performance by an executive officer or director of his or her duties for the Company.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2019 (the “2019 Financial Statements”).

The Audit Committee of the Board of Directors is responsible for assisting the Board in fulfilling its oversight responsibilities as they relate to the Company’s financial reporting, internal financial and accounting systems and accounting practices and policies. The Board of Directors has adopted an Audit Committee Charter that sets forth the authority and responsibilities of the Audit Committee. You can view a copy of that Charter at the Investor Relations section of our website at.

In connection with its oversight responsibilities, in fiscal 2019 the Audit Committee engaged a certified public accountant, not affiliated with the Company’s independent registered public accounting firm, to review and provide independent assessments to the Committee of (i) the effectiveness of the Company’s internal control over financial reporting at June 30, 2019, and (ii) the effectiveness of the Company’s internal anti-fraud program that is designed to identify potential areas of risk, including the risk of fraud, in the Company’s business operations.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and for auditing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and no member of the Committee is, nor does any member of the Committee represent himself or herself to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee members have necessarily relied, without independent verification, on management’s representation that the 2019 Financial Statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the Company’s registered independent public accounting firm included in their reports on the 2019 Financial Statements and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2019.

In discharging its responsibilities, the Audit Committee met and held discussions with management and Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2019 (“Grant Thornton”). Management represented to the Audit Committee that the 2019 Financial Statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the 2019 Financial Statements with management and Grant Thornton. The Audit Committee also discussed with Grant Thornton the matters required to be discussed by Auditing Standard No. 16, "Communication with Audit Committees" of the Public Company Accounting Oversight Board, which includes, among other items, information regarding the conduct of the audit of our Company's consolidated financial statements.

The Audit Committee has received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee and with respect to their independence, and the Audit Committee discussed with Grant Thornton their independence.

Based on the discussions and reviews referenced in the two preceding paragraphs, the Audit Committee recommended that the Board of Directors approve the inclusion of the fiscal 2019 Financial Statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2019, as filed with the SEC.

Respectfully Submitted, A. J. “Bert” Moyer (Chairperson) Deborah A. Farrington Joseph R. Martin Bruce A. Stevens

The information in this Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Grant Thornton, LLP (“Grant Thornton”) as our independent registered public accounting firm for our fiscal year ending June 30, 2020. Grant Thornton audited our consolidated financial statements for the fiscal year ended June 30, 2019 and the effectiveness of our internal control over financial reporting at June 30, 2019. A representative of Grant Thornton is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions from stockholders in attendance at the Annual Meeting.

Audit and Other Fees Paid to Grant Thornton in Fiscal 2019 and 2018

Set forth below is information regarding the services rendered to us by Grant Thornton, and the fees we paid for those services, in fiscal 2019 and 2018:

	2019	2018

Audit services	$374,617	$392,925
Audit related services	-	-
Tax advisory services	-	-
All other services	17,500	16,500
	$392,117	$409,425

Audit Services. Audit services rendered by Grant Thornton to us in fiscal 2019 and 2018 consisted of: (i) the audits of our consolidated financial statements for the fiscal years ended June 30, 2019 and 2018, (ii) reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC for the first three quarters of each of those years, (iii) audits of the effectiveness of our internal control over financial reporting at June 30, 2019 and June 30, 2018, respectively, and (iv) an audit of the financial statements of the Company’s Chinese subsidiary for the years ended December 31, 2018 and 2017.

Audit-Related Services. Grant Thornton did not render any audit-related services to us in either fiscal 2019 or fiscal 2018.

Other Services. In fiscal 2019 and 2018, Grant Thornton provided assistance with the logistics of off-site strategic planning meetings of the Company’s executive officers and directors.

The Audit Committee determined that the provision by Grant Thornton of other services in fiscal 2019 and 2018, and the fees paid by the Company for those services, were compatible with maintaining Grant Thornton’s independence.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee Charter provides that our Audit Committee will pre-approve all audit and non-audit engagements of any independent registered public accounting firms, including the nature of the services to be performed and the fees for such services, by specific approval of the Audit Committee, or its Chairman pursuant to authority specifically delegated to him or her by the Committee. Any engagement approved by the Chairman pursuant to delegated authority is required to be reported to the Audit Committee at its next meeting. Since the adoption of the Charter, all audit and non-audit services provided by the Company’s independent registered accounting firms have been pre-approved by the Audit Committee.

Proposal to Ratify Appointment of the Independent Registered Public Accounting Firm

A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020. Although ratification by stockholders is not a prerequisite to the power and authority of the Audit Committee to appoint Grant Thornton as the Company’s independent registered public accountants, the Audit Committee considers such ratification to be desirable. In the event of a negative vote on such ratification, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal 2020 if the Audit Committee deems such a change to be in the best interests of the Company and its stockholders.

Required Vote

Approval of this Proposal requires the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” RATIFICATION OF GRANT THORNTON’S APPOINTMENT AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation for fiscal 2019 of our Named Executive Officers, which is described in detail in the section of this Proxy Statement entitled “Executive Compensation”.

At our 2018 Annual Meeting of Stockholders, a majority of our stockholders voted in favor of holding an advisory vote to approve executive compensation every year. Our Board of Directors considered these voting results and decided to adopt a policy providing for an annual advisory stockholder votes to approve the compensation of our named executive officer. We are therefore holding this year’s advisory vote in accordance with that policy and pursuant to U.S. securities laws and regulations.

The Compensation Committee has structured our executive officer compensation program to:

•	Attract, incentivize and retain our named executive officers;

•	More closely align the interests of our named executive officers with those of our stockholders;

•	Pay our NEOs for performance; and

•	Reward achievement of short-term and long-term financial performance goals established under our equity incentive programs.

The Company's Fiscal 2019 Financial Performance

In fiscal 2019, the Company achieved all-time records for both revenues and operating income. More specifically, during that year, we:

•

Achieved an annual record of $72.5 million in revenues, primarily as a result of a $5.4 million, or 25%, increase in cards and autograph revenues and a 7% increase in US coin revenues, as compared to fiscal 2018.

•	Increased our operating income by $5.4 million, or 60%, to an annual record $14.3 million, from $9.0 million last year, and our operating margin increased to 20%, as compared to 13% in fiscal 2018.

•	Increased our income from continuing operations to $10.0 million, or $1.11 per diluted share, as compared to $6.1 million, or $0.70 per diluted share, in fiscal 2018.

•	Achieved a 52% total shareholder return (or “TSR”) for the most recent fiscal year period and a three year annualized TSR of 8%;

•

Increased our cash flow from operations, enabling us to increase our cash position at June 30, 2019 by 81% to $19.2 million, from $10.6 million at June 30, 2018, after having paid cash dividends to our stockholders totaling $6.5 million in fiscal 2019.

The table that follows compares our annualized 3-year, 5-year, 7-year and 10-year TSRs, with the TSRs, for the same respective periods, of (i) the companies in the Russell 2000 Index, and (ii) a group of ten publicly traded companies that are similar to us, based upon their annual revenues and market capitalizations (the “Comparison Group companies”).

As indicated in the following table, our annualized TSRs for those three, five, seven and ten year periods, each ended June 30, 2019, surpassed those of the TSRs of the Comparison Group companies, as well as the TSRs of the companies comprising the Russell 2000 Index, over the corresponding five, seven and ten year periods. For more information regarding the Comparison Group companies and the financial criteria used to select those companies, see “—–Executive Compensation - Philosophy and Objectives - Comparison of Company CEO Compensation to Comparison Group CEO Compensation” above in this Proxy Statement.

*

Total Shareholder Return, or TSR, measures the change in stock price, plus the reinvestment of dividends, over a specified time period or time periods. For purposes of this table, TSR has been annualized to show the annual growth rate of the Company’s stock price over the periods presented, in each case ended on June 30, 2019.

We urge stockholders to carefully read the section of this Proxy Statement titled “Executive Compensation” beginning on page 17 of this Proxy Statement, which describes in greater detail our executive compensation policies and practices, as well as the Summary Compensation Table and related compensation tables that follow it. Our Board of Directors and the Compensation Committee believe that the compensation policies and practices described in this Proxy Statement have been effective in achieving our executive compensation objectives.

Therefore, in accordance with Section 14A of the U.S. Securities Exchange Act, of 1934, as amended, and as a matter of good corporate governance, we ask our stockholders to approve the following advisory resolution at the Annual Meeting:

"RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as described in the Section of the 2019 Proxy Statement entitled “Executive Compensation” and the Summary Compensation Table, together with the related compensation tables, notes and narrative discussion contained in the Proxy Statement for our 2019 Annual Meeting of Stockholders."

Because this vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee will give serious consideration to the outcome of the vote when considering executive compensation programs in the future.

Required Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to be voted at the Annual Meeting.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR”

THIS PROPOSAL NO. 3 TO APPROVE, ON A NON-BINDING ADVISORY BASIS,

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IN FISCAL 2019

STOCKHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2020 Annual Meeting of Stockholders must provide us with a written copy of that proposal by June 24, 2020, which is 120 days before the first anniversary of the release of our proxy materials for this year’s Annual Meeting. However, if the date of our 2020 Annual Meeting of Stockholders changes by more than 30 days from the first anniversary of the date on which last year’s Annual Meeting was held, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for our 2020 Annual Meeting. Matters pertaining to such proposals, including the number and length of such proposals, the eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, the rules of the SEC promulgated thereunder and other laws and regulations to which interested stockholders should refer.

A stockholder seeking to submit a proposal that is not to be included in our proxy materials for our 2020 Annual Meeting or seeking to nominate a person for election to the Board at the 2020 Annual Meeting pursuant to our Bylaws must provide a written notice, containing the information specified in our Bylaws, to our Corporate Secretary at Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658 by June 24, 2020, except that if the date of our 2020 annual meeting of stockholders changes by more than 30 days from the first anniversary of the date on which our 2019 Annual Meeting was held, that notice must be received not later than the close of business on the tenth (10th) day following the earlier of the date on which that notice of the change in the date of the 2020 Annual Meeting was mailed or was publicly announced. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

Additionally, Rule 14a-4, as promulgated by the SEC under the Exchange Act, provides that if a stockholder fails to notify the Company of a proposal which the stockholder plans to present for a vote at the next annual meeting of stockholders at least 45 days before the first anniversary of the mailing date of the prior year’s Proxy Statement, then the Company will be permitted to exercise its discretionary voting authority with respect to that proposal at that meeting. Accordingly, in the case of the Company’s 2020 Annual Meeting of Stockholders, the Company will be entitled to exercise discretionary authority when voting on any stockholder proposal received after September 9, 2020.

AVAILABILITY OF ANNUAL REPORT AND HOUSEHOLDING

Our 2019 Annual Report to Stockholders has been posted on the internet at https://materials.proxyvote.com/19421r, where it can be viewed and may be printed. In addition, a copy of that Annual Report accompanies this Proxy Statement. If you and others who share your mailing address are “beneficial owners” of our common stock that hold shares through a broker or other nominee, you may have been sent a notice that your household will receive only one Availability Notice, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicative information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you are deemed to have consented to it, and a single copy of the Availability Notice (and/or a single copy of this Proxy Statement and the 2019 Annual Report) has been sent to your address. Each stockholder receiving the Proxy Statement by mail will also receive a separate voting instruction form.

If you are a beneficial owner of our common stock who holds shares through a broker or other nominee and would like to revoke your consent to householding and in the future receive your own Availability Notice (or your own set of proxy materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact our transfer agent, Broadridge, by either (i) calling toll-free at 1-800-542-1061 and, when prompted, indicating your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers or (ii) sending a written notice containing that information by mail to Broadridge at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Any revocation of consent to householding will be effective approximately 30 days following its receipt. You also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of this Proxy Statement or the 2018 Annual Report, those documents are available in electronic form for download or review by visiting the Investor Relations Section of our website at www.collectorsuniverse.com. We will promptly send you a copy of the 2018 Annual Report, without exhibits, upon your request sent to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

OTHER MATTERS

We are not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is properly submitted to a vote of stockholders at the Annual Meeting, the proxyholders named in the enclosed proxies will have discretionary authority to vote, in accordance with their judgment, all proxies they have received with respect to such matter.

By Order of the Board of Directors

Bruce A. Stevens
Chairman of the Board

Santa Ana, California

October 24, 2019

COLLECTORS UNIVERSE
NASDAQ: CLCT

COLLECTORS UNIVERSE, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/02/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
To vote now by telephone, use any touch-tone phone to call 1-800-690-6903. Have the information that is printed in the box marked by the arrow xxxx xxxx xxxx xxx available and follow the prompts.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 Deborah A. Farrington 02 Joseph R. Martin 03 A.J. "Bert" Moyer 04 Joseph J. Orlando 05 Bruce A. Stevens

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the proxies are authorized to vote on any other matter that may properly be presented for a vote of the stockholders and to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct or adjournment of the meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please date this Proxy and print and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000430621_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

COLLECTORS UNIVERSE, INC.
REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 3, 2019

The undersigned stockholder(s) of Collectors Universe, Inc. (the "Company") hereby acknowledge(s) receipt of the Notice of the 2019 Annual Meeting of Stockholders and related Proxy Statement, revokes all previously granted proxies and nominates, constitutes and appoints Bruce A. Stevens, Deborah A. Farrington and Joseph J. Orlando and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, which will be held on Tuesday, December 3, 2019 at 10:00 A.M., Pacific Time, at the Company's principal offices, 1610 East St. Andrews Place, Suite 150, Santa Ana, California 92705, and at any and all adjournments and postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting upon and in respect of the matters described and in accordance with the instructions set forth on the reverse side of this proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL FIVE OF THE NOMINEES FOR ELECTION TO THE BOARD WHO ARE NAMED, and "FOR" PROPOSALS 2 AND 3 WHICH ARE SET FORTH, ON THE REVERSE SIDE OF THIS PROXY. THIS PROXY CONFERS AUTHORITY TO AND WILL BE VOTED "FOR" THE ELECTION OF THOSE FIVE NOMINEES and "FOR" PROPOSALS 2 AND 3, UNLESS OTHERWISE INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY, IN WHICH CASE THE PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000430621_2 R1.0.1.18